UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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athenahealth, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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April 26, 2018
Dear Shareholder:
You are cordially invited to attend the 2018 Annual Meeting of Shareholders of athenahealth, Inc. to be held on Wednesday, June 6, 2018, at 5:00 p.m. Eastern Time, at our headquarters at 311 Arsenal Street, Watertown, Massachusetts 02472. Directions to our headquarters can be found on the last page of the Proxy Statement.
Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to shareholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials to our shareholders. This delivery process will allow us to provide shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 26, 2018, we will begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access or request a copy of our Proxy Statement for the 2018 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2017.
The Notice of 2018 Annual Meeting of Shareholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of athenahealth, Inc. I look forward to greeting as many of our shareholders as possible at the Annual Meeting.

Sincerely,

Jonathan Bush
Chief Executive Officer, President, and Director

athenahealth, Inc.
NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, June 6, 2018 5:00 p.m. Eastern Time
Place:	athenahealth, Inc. headquarters 311 Arsenal Street Watertown, MA 02472
Items of Business:
1) Elect two directors, Jacqueline B. Kosecoff and Thomas J. Szkutak, to serve as Class II directors for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2) Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3) Approve the amendment and restatement of our 2007 Employee Stock Purchase Plan;

4) Approve, on an advisory basis, the compensation of our named executive officers; and

5) Transact such other business as may properly come before the meeting.

Record Date:	You are entitled to vote only if you were a shareholder as of the close of business on April 11, 2018.
Voting:
Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “How to Vote” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Jessica H. Collins
Vice President, General Counsel and Secretary

In this Proxy Statement, the terms “athenahealth,” “we,” “us,” and “our” refer to athenahealth, Inc. The mailing address of our principal executive office is athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472.

athenahealth, Inc.
311 Arsenal Street
Watertown, Massachusetts
April 26, 2018

PROXY STATEMENT
GENERAL INFORMATION
Our board of directors (the “Board of Directors”) has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2018 Annual Meeting of Shareholders (the “Annual Meeting”).
Internet Availability of Proxy Materials
We are providing access to our proxy materials on the Internet. On April 26, 2018, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to shareholders, unless they requested a printed copy of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, the materials will include a proxy card for the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we refer to as the Annual Report, are available at www.proxyvote.com. You may also find a copy of this Proxy Statement and our Annual Report (with exhibits) on the Securities and Exchange Commission (the “SEC”) website at www.sec.com. A copy of our Annual Report, excluding exhibits, may be obtained by shareholders, without charge, by written request to the attention of our Secretary at 311 Arsenal Street, Watertown, MA 02472.
Who May Vote
You are entitled to vote at the Annual Meeting only if you owned shares of athenahealth common stock at the close of business on April 11, 2018, which is referred to as the “record date.” Each share entitles its owner to one vote.
Quorum
The holders of a majority of shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted “for,” “abstain,” “against,” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. On April 11, 2018, the record date, there were 40,388,170 shares of athenahealth common stock outstanding. No shares of athenahealth preferred stock were outstanding on the record date.
How to Vote
Shareholders of record (e.g., shareholders who hold their shares in their own name) can vote in the following ways:

•	Via Internet: You can vote online at: www.proxyvote.com by following the instructions in the Notice.

•	By Phone: You can vote by telephone by following the instructions in the Notice.

•	By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•	In Person: You can vote by attending the Annual Meeting, or sending a person with an appropriate proxy, to vote by ballot.
If your shares are held in “street name” (e.g., the name of a bank, broker, trustee, or nominee), you will receive instructions from the shareholder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker, trustee, or nominee that holds your shares.
If you have any questions about voting, please call Innisfree M&A Incorporated ("Innisfree"), at (877) 717-3925.
Revoking a Proxy
If you are a shareholder of record, you may revoke your proxy by (1) entering a new vote over the Internet, by telephone, or by mail before the Annual Meeting, (2) providing a written notice of revocation to our Secretary prior to the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices, athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472, Attention: Secretary. If a bank, broker, trustee, or nominee holds your shares, you must contact them in order to find out how to change your vote.
Required Vote
Under our Amended and Restated Bylaws (our "Bylaws"), any proposal, including for a director nominee in an uncontested election of directors, is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or Bylaws. The director elections for the Annual Meeting are uncontested elections and, accordingly, each director nominee must be elected by a majority of votes cast in that election. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
How Shares Will Be Voted
Your shares will be voted in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.
If your shares are held in “street name” by a bank, broker, trustee, or nominee, your bank, broker, trustee or nominee is required to vote your shares according to your instructions. If you do not give instructions to your bank, broker, trustee, or nominee, the bank, broker, trustee, or nominee will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1, 3, and 4 are “non-discretionary” items. If you do not instruct your bank, broker, trustee, or nominee how to vote with respect to those proposals, your bank, broker, trustee, or nominee may not vote for those proposals, and those votes will be counted as broker “non-votes.” In contrast, we believe that Proposal 2 is considered to be a discretionary item, and your bank, broker, trustee, or nominee will be able to vote on this proposal even absent your instructions.
Other Matters
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Expenses of Solicitation
Our Board of Directors is making this solicitation and we will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have engaged Innisfree to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.
Procedure for Submitting Shareholder Proposals
Shareholder proposals intended to be presented at the next annual meeting of our shareholders must satisfy the requirements of the notice procedures set forth in our Bylaws. To be timely for our next annual meeting of shareholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 6, 2019 and March 8, 2019. If the date of the next annual meeting of shareholders is scheduled to take place before May 7, 2019 or after August 5, 2019, notice by the shareholder must be delivered on or before the later of (1) the close of business on the 90th calendar day prior to such annual meeting or (2) the close of business on the 10th calendar day following the day on which public disclosure of the date of such meeting is first made (or if that day is not a business day, on the next succeeding business day).
In addition, any shareholder proposal intended to be included in the Proxy Statement for the next annual meeting of our shareholders must also satisfy the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received not later than December 27, 2018. If the date of the annual meeting is moved by more than 30 days from the date of the previous year’s meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of April 11, 2018 for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers, which we refer to as NEOs; each of our directors and nominees; and all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 40,388,170 shares of our common stock outstanding as of April 11, 2018. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 11, 2018, including upon the exercise of stock options or the vesting of restricted stock units, which we refer to as RSUs. These stock options and RSUs are deemed outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
FMR LLC (2) 245 Summer Street Boston, MA 02210	5,094,407	12.6%
Janus Henderson Group plc (3) 151 Detroit Street Denver, CO 80206	5,077,894	12.6%
Morgan Stanley (4) 1585 Broadway New York, NY 10036	4,244,868	10.5%
Wellington Management Company LLP (5) 280 Congress Street Boston, MA 02210	3,659,557	9.1%
T. Rowe Price Associates, Inc. (6) 100 E. Pratt Street Baltimore, MD 21202	3,454,259	8.6%
The Vanguard Group(7) 100 Vanguard Blvd. Malvern, PA 19355	3,219,814	8.0%
Vanguard Specialized Funds - Vanguard Health Care Fund (8) 100 Vanguard Blvd. Malvern, PA 19355	2,234,165	5.5%
Nomura Securities International, Inc. (9) Worldwide Plaza 309 West 49th Street New York, NY 10019	2,026,506	5.0%
Jonathan Bush (10)	1,053,542	2.6%
Karl Stubelis (11)	—	*
Prakash Khot	6,906	*
Dan Haley (12)	5,751	*
Jonathan Porter	3,122	*
Stephen N. Kahane, M.D., M.S. (13)	59,790	*
Amy Abernethy, M.D., Ph.D.	4,045	*
Brandon Hull (14)	20,795	*
Jeffrey R. Immelt	7,302	*
Dev Ittycheria	13,438	*
John A. Kane (15)	22,089	*
Jacqueline B. Kosecoff, Ph.D.	10,875	*

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Brian McKeon	790	*
Ed Park	22,347	*
David E. Robinson (16)	13,857	*
Thomas J. Szkutak	3,056	*
All directors and executive officers as a group (17 persons) (17)	1,189,940	2.9%

*	Represents beneficial ownership of less than one percent of outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472.

(2)
Based solely on a Schedule 13G/A filed on February 13, 2018, by FMR LLC; Abigail P. Johnson, Chairman of FMR LLC; and Fidelity OTC Portfolio reporting beneficial ownership as of December 29, 2017. FMR LLC reported beneficial ownership of 5,094,407 shares with sole voting power over 598,143 shares, sole dispositive power over 5,094,407 shares, and no shared voting or dispositive powers. Abigail P. Johnson reported beneficial ownership of 5,094,407 shares, with no sole voting power, sole dispositive power over 5,094,407 shares and no shared voting or dispositive powers. Fidelity OTC Portfolio reported beneficial ownership of 2,186,283 shares, with sole voting power over 2,186,283 shares, no sole dispositive power and no shared voting or dispositive powers. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series A voting common shares of FMR, LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (together, the "Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ boards of trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ boards of trustees.

(3)
Based solely on a Schedule 13G/A filed on February 12, 2018 by Janus Henderson Group plc ("Janus Henderson") reporting beneficial ownership as of December 31, 2017. The shareholder reported no sole voting or dispositive powers and shared voting power and shared dispositive power over 5,077,894 shares. Janus Henderson has a direct 97.11% ownership stake in Intech Investment Management and a direct 100% ownership stake in Janus Capital Management LLC ("Janus Capital"), Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited, Janus Henderson Investors Australia Institutional Funds Management Limited and Henderson Global Investors North America Inc (each an "Asset Manager" and collectively as the "Asset Managers"). Due to the above ownership structure, holdings for the Asset Managers are aggregated for purposes of the Schedule 13G/A. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 5,077,894 shares held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(4)
Based solely on a Schedule 13G/A filed on February 13, 2018, by Morgan Stanley and Morgan Stanley Investment Management, Inc. reporting beneficial ownership as of December 29, 2017. The entities reported the following beneficial ownership: (i) 4,244,868 shares beneficially owned by Morgan Stanley, with no sole voting or dispositive powers and shared voting power over 4,194,958 shares and shared dispositive power over 4,195,569 shares, and (ii) 4,244,868 shares beneficially owned by Morgan Stanley Investment Management, Inc., with no sole voting or dispositive powers and shared voting power over 4,194,958 shares and shared dispositive power over 4,195,569 shares.

(5)
Based solely on a Schedule 13G/A filed on February 8, 2018 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP (together, the Wellington Funds), and Wellington Management Company LLP reporting beneficial ownership as of December 29, 2017. The entities reported the following beneficial ownership: (i) 3,659,557 shares beneficially owned by the Wellington Funds, with shared voting power over 832,674 shares and shared dispositive power over all of the beneficially-owned shares, and (ii) 3,463,643 shares beneficially owned by Wellington Management Company LLP, with shared voting power over 783,870 shares and shared dispositive power over all of the beneficially-owned shares.

(6)
Based solely on a Schedule 13G/A filed on February 14, 2018 by T. Rowe Price Associates Inc. reporting beneficial ownership as of December 31, 2017. The shareholder reports beneficial ownership of 3,454,259 shares, with sole voting power over 796,560 shares, shared voting power over no shares, sole dispositive power over 3,454,259 shares, and shared dispositive power over no shares.

(7)
Based solely on a Schedule 13G/A filed on February 12, 2018 by The Vanguard Group reporting beneficial ownership as of December 31, 2017. The shareholder reports beneficial ownership of 3,219,814 shares, with sole voting power over 22,384 shares, shared voting power over 4,754 shares, sole dispositive power over 3,196,036 shares, and shared dispositive power over 23,778 shares. Includes 19,024 shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and 8,114 shares held by Vanguard Investments Australia, Ltd., as a result of its serving as investment manager of Australian investment offerings.

(8)
Based solely on a Schedule 13G/A filed on February 2, 2018 by Vanguard Specialized Funds – Vanguard Health Care Fund reporting beneficial ownership as of December 31, 2017. The shareholder reports beneficial ownership of 2,234,165 shares, with sole voting power over all of the shares and no dispositive powers.

(9)
Based solely on a Schedule 13G filed on February 14, 2018 by Nomura Holdings Inc. and Nomura Securities International, Inc. (NSI) reporting beneficial ownership as of December 31, 2017. The entities report 2,026,506 shares beneficially owned by NSI. NSI is a wholly-

owned subsidiary of Nomura Holdings, Inc., which accordingly may be deemed to beneficially own the shares beneficially owned by NSI. The entities each report shared voting and dispositive powers over all the shares and sole voting and dispositive powers over no shares.

(10)
Includes 728,880 shares issuable to Mr. Bush upon exercise of stock options. Excludes 103,424 shares held by the Bush 2004 Gift Trust for the benefit of certain of Mr. Bush’s children, for which trust Carl B. Byers and Stephanie Seldon serve as co-trustees and who, acting together by unanimous consent, have the sole voting and dispositive power over such shares. Excludes 27,998 shares held by the Oscar W. Bush 2007 Gift Trust, the beneficiary of which is Mr. Bush’s child, for which trust Carl B. Byers serves as trustee and has sole voting and dispositive power over such shares. Includes 155,320 shares pledged by Mr. Bush as collateral for a personal payment obligation, pursuant to a pledge agreement entered into by Mr. Bush on March 6, 2017.

(11)	Mr. Stubelis ceased to be an executive officer of athenahealth effective July 21, 2017.

(12)	Includes 3,482 shares issuable to Mr. Haley upon exercise of stock options.

(13)	Dr. Kahane stepped down from his role as an executive officer of athenahealth effective October 19, 2017. Includes 27,480 shares issuable to Dr. Kahane upon exercise of stock options.

(14)	Includes 15,565 shares issuable to Mr. Hull upon exercise of stock options.

(15)	Includes 10,080 shares issuable to Mr. Kane upon exercise of stock options.

(16)
Includes 8,857 shares held in the Sharon L. Robinson Trust, for which Mr. Robinson's spouse, Sharon L. Robinson, serves as trustee. Mrs. Robinson has sole voting powers over the shares, and investment powers are shared by Mr. and Mrs. Robinson. Also includes 5,000 shares issuable to Mr. Robinson upon exercise of stock options.

(17)
Includes an aggregate of 763,007 shares issuable upon exercise of stock options held by our directors and executive officers. No RSU awards held by our directors and executive officers vest within 60 days of April 11, 2018. Mr. Stubelis and Dr. Kahane are excluded in this line item as they were no longer executive officers of athenahealth as of April 11, 2018.

DIRECTORS AND EXECUTIVE OFFICERS
The following table identifies our directors and executive officers and sets forth their current position(s) at athenahealth and their ages as of April 26, 2018.

Name	Age	Position
Jeffrey R. Immelt	62	Chairman of the Board of Directors
Amy Abernethy, M.D., Ph.D.	49	Director
Jonathan Bush	49	Chief Executive Officer, President, and Director
Brandon Hull	57	Director
Dev Ittycheria	51	Director
John A. Kane	65	Director
Jacqueline B. Kosecoff, Ph.D.	68	Director
Brian McKeon	56	Director
Ed Park	43	Director
David E. Robinson	74	Director (retiring from the Board of Directors effective June 6, 2018)
Thomas J. Szkutak	57	Director
Prakash Khot	48	Executive Vice President and Chief Technology Officer
Marc A. Levine	57	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Kyle Armbrester	33	Senior Vice President and Chief Product Officer
Dan Haley	45	Senior Vice President and Chief Legal and Administrative Officer
Timothy O’Brien	42	Senior Vice President and Chief Marketing and Commercial Operations Officer
Jonathan Porter	43	Senior Vice President, Network Services
Set forth below are the biographies of each director and executive officer, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by our nominating and corporate governance committee.
Jeffrey R. Immelt has served as Chairman of our Board of Directors since February 2018. Mr. Immelt served as chairman and chief executive officer of General Electric, or GE, from 2001 to 2017. Prior to appointment as GE’s chief executive officer in 2000, Mr. Immelt held several global leadership positions in GE's plastics, appliances, and healthcare businesses including as president and chief executive officer of GE Medical Systems from 1996 to 2000 and as general manager of GE Plastics Americas from 1993 to 1996. Under Mr. Immelt’s leadership, GE was transformed into a simpler, stronger, and more focused digital industrial company, with a revamped strategy, global footprint, workforce and culture. Mr. Immelt currently serves on the board of directors of Radiology Partners, and is a venture partner at New Enterprise Associates, Inc. Mr. Immelt is a member of The American Academy of Arts & Sciences, and previously chaired the President’s Council on Jobs and Competitiveness under the Obama administration. Mr. Immelt has been named one of the "World's Best CEOs" three times by Barron’s and has received fifteen honorary degrees and numerous awards for business leadership. Mr. Immelt received his B.A. degree in applied mathematics from Dartmouth College and his M.B.A. from Harvard University. Mr. Immelt's extensive executive leadership and management experience at global, multi-national companies, including GE, as well as his experience with healthcare and ability to help functions scale in a growth environment, led our Board of Directors to conclude that he should serve as a director and be appointed Chairman.
Amy Abernethy, M.D., Ph.D. has served as a member of our Board of Directors since October 2013. Dr. Abernethy has served as chief medical officer and senior vice president of oncology at Flatiron Health, Inc., a healthcare technology company, or Flatiron, since July 2015. Before joining Flatiron, she was a professor of medicine in the Duke University School of Medicine from November 2008 to July 2015 and ran the Center for Learning Health Care in the Duke Clinical Research Institute from March 2012 to July 2015. She was also director of the Duke Cancer Care Research Program in the Duke Cancer Institute between 2008 and 2015. She also holds the title of adjunct professor of medicine in the Duke University School of Medicine, and previously held a number of progressive faculty and clinical roles at Duke University and Flinders University of South Australia. Dr. Abernethy received her B.A. in biochemistry from the University of Pennsylvania and her M.D. from the Duke University School of Medicine. She also received a Ph.D. from Flinders University of South Australia. Dr. Abernethy’s expertise in the practice and teaching of oncology and internal medicine, and her experiences with big data, clinical research, technology within health care settings, health analytics, and her passion to improve the experience of health care for both patients and providers, led our Board of Directors to conclude that she should serve as a director.
Jonathan Bush has served as our Chief Executive Officer, President, and a member of the Board of Directors since he co-founded athenahealth in 1997. Mr. Bush also served as our Chairman of the Board of Directors from 1997 to February 2018. Prior to forming athenahealth, Mr. Bush served as an emergency medical technician for the City of New Orleans, trained as a medic in the U.S. Army, and worked as a management consultant with Booz Allen & Hamilton, a provider of management and technology consulting services to the United States government. Mr. Bush received his B.A. in the College of Social Studies from Wesleyan University and his M.B.A. from Harvard Business School. As a founder of athenahealth, Mr. Bush has extensive knowledge of all aspects of our business, including our day-to-day operations. His history with us, combined with his business and leadership skills, led our Board of Directors to conclude that he should serve as a director.
Brandon Hull has served as a member of our Board of Directors since October 1999. Mr. Hull served as general partner of Cardinal Partners, a venture capital firm he co-founded that specializes in health care and life-sciences investments, from October 1997 to December 2017. Previously, Mr. Hull served as principal of the Edison Venture Fund from 1991 to 1997. Mr. Hull has served on the board of directors of several private organizations, including his current directorship at Equian, LLC. Mr. Hull received his B.A. from Wheaton College and his M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Hull’s experience with healthcare services, healthcare information systems, and medical products and devices, and his directorships at numerous health care and medical technology companies, led our Board of Directors to conclude that he should serve as a director.
Dev Ittycheria has served as a member of our Board of Directors since July 2010. Mr. Ittycheria has served as the president and chief executive officer of MongoDB, Inc., a database management system, since September 2014. He previously served as a managing director at OpenView Venture Partners from October 2013 to August 2014, and as a venture partner with Greylock Partners from February 2012 to June 2013. He also served as senior vice president and president of enterprise service management of BMC Software, Inc., or BMC, a business service management software company, from November 2008 to February 2010, and as BMC’s senior vice president, strategy and corporate development from April 2008 to October 2008. Prior to working at BMC, Mr. Ittycheria was co-founder, president, chief executive officer, and a director of BladeLogic, Inc., a data center automation software company, from August 2001 to April 2008, which was acquired by BMC in April 2008. He also formerly served as a director of AppDynamics, Inc. from March 2011 to March 2017, and currently serves as a director of DataDog, Inc. Mr. Ittycheria received his B.S. in electrical engineering from Rutgers University. Mr. Ittycheria’s experience in building high-growth technology businesses that create long-term sustainable value, together with his leadership ability, led our Board of Directors to conclude that he should serve as a director.
John A. Kane has served as a member of our Board of Directors since July 2007, and served as our Interim Chief Financial Officer from July 2017 to January 2018. Mr. Kane served as chief financial officer and treasurer of IDX Systems Corporation, or IDX, from October 1984 until it was acquired by GE Healthcare in January 2006, after which he served as a vice president of GE Healthcare from January 2006 to December 2006. In addition, Mr. Kane served as the vice president, finance and administration of IDX from October 1984 until May 2001, and then as its senior vice president, finance and administration from May 2001 until January 2006. While at IDX, Mr. Kane guided the company through more than a dozen acquisitions and at various times managed the finance, facilities, legal, human resources, and information systems functions for the company. Since his retirement in 2006, Mr. Kane has served as a director of several private organizations, including his current directorship at DealerPolicy LLC, and also served as a director of Merchants Bancshares Inc. from 2005 to 2014. Prior to his employment with IDX, Mr. Kane worked as an audit manager at Ernst & Young LLP in Boston. Mr. Kane received his B.S. and a Master of Accountancy from Brigham Young University. Mr. Kane’s experience auditing financial statements at Ernst & Young LLP, directorships with other public companies, and experience as chief financial officer of a healthcare software technology company led our Board of Directors to conclude that he should serve as a director.
Jacqueline B. Kosecoff, Ph.D. has served as a member of our Board of Directors since June 2012. Dr. Kosecoff has served as managing partner at Moriah Partners, LLC, a private equity firm investing in healthcare, security, and sport industries with a focus on software, content, and services, since March 2012. Dr. Kosecoff currently serves on the boards of directors of Houlihan Lokey, Sealed Air Corporation, STERIS Corporation, Alignment Healthcare, LLC, and Amino, Inc., and has served as a senior advisor to Warburg Pincus since March 2012. Previously, Dr. Kosecoff served as a senior advisor to Optum, a leading information and technology-enabled health services business of UnitedHealth Group, from December 2011 to February 2012. She also served as chief executive officer of OptumRx from 2007 to 2011, and as chief executive officer of Ovations Pharmacy Solutions Division, another UnitedHealth Group company, from 2005 to 2007. Dr. Kosecoff also formerly served as a consultant to the World Health Organization’s Global Quality Assessment Programs, on the Institute of Medicine’s Board of Health Care Services, on the RAND Graduate School’s Board of Governors, and on the boards of directors of CareFusion Corporation, City of Hope, the Alliance for Aging, DJO Global, Inc., and MD Revolution. She also formerly served on the executive advisory board of SAP America, Inc., and as a professor at the School of Medicine and Public Health at the University of California, Los Angeles, or UCLA. Dr. Kosecoff received her B.A. from UCLA, her M.S. in applied mathematics from Brown University, and her Ph.D. in research methods from UCLA. Dr. Kosecoff’s experience as a seasoned healthcare executive and her deep expertise in care coordination and data management led our Board of Directors to conclude that she should serve as a director.
Brian McKeon has served as a member of our Board of Directors since September 2017. Since January 2014, Mr. McKeon has served as Executive Vice President, Chief Financial Officer and Treasurer of IDEXX Laboratories, Inc., or IDEXX. He leads IDEXX’s finance, business development and worldwide operations functions. Mr. McKeon served as a Director of IDEXX from July 2003 through December 2013, including serving as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. McKeon served as Executive Vice President of Iron Mountain Incorporated from April 2007 to December 2013 and Chief Financial Officer of Iron Mountain from April 2007 to October 2013. Mr. McKeon was also Executive Vice President and Chief Financial Officer of The Timberland Company from March 2000 to April 2007. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo Inc., serving most recently as Vice President, Finance at Pepsi-Cola, North America. Mr. McKeon holds a B.S. in accounting from the University of Connecticut and an M.B.A. with high distinction from Harvard University. Mr. McKeon’s extensive expertise and broad range of senior management-level experience across functional areas and industries led our Board of Directors to conclude that he should serve as a director.
Ed Park has served as a member of our Board of Directors since January 2017. Prior to joining our Board of Directors, Mr. Park served as our Executive Vice President and Chief Operating Officer from July 2010 to December 2016. He previously served as our Chief Technology Officer from March 2007 to June 2010 and as our Chief Software Architect from 1998 to March 2007. Prior to joining us, he was a consultant for Viant, Inc. Mr. Park also serves on the board of directors of Castlight Health, Inc. and is co-founder and chief executive officer of Devoted Health, Inc. He has been involved in numerous standards-defining industry groups, including the National Alliance for Health Information Technology and the Certification Commission for Health Information Technology. Mr. Park also serves on the Massachusetts Governors Council for IT Initiatives. Mr. Park received his B.A. magna cum laude from Harvard College in computer science. Mr. Park’s expertise and his extensive knowledge of our services, technology, and business operations gained through his tenure with us led our Board of Directors to conclude that he should serve as a director.
Thomas J. Szkutak has served as a member of our Board of Directors since June 2016. Mr. Szkutak served as senior vice president and chief financial officer at Amazon.com from October 2002 to June 2015. Prior to Amazon.com, Mr. Szkutak spent 20 years with GE. He held a variety of positions at GE, including chief financial officer of GE Lighting from September 2001 to September 2002, finance director of GE Plastics Europe from March 1999 to September 2001, and executive vice president of finance at GE Asset Management (formerly known as GE Investments) from May 1997 to March 1999. Mr. Szkutak also spent several years living outside of the United

States while at GE with assignments in Europe, Asia, and Australia and is a graduate of GE’s Financial Management Program. Mr. Szkutak currently serves on the board of directors of Intuit, Inc., and since August 2017 has served as an advisor and operating partner of Advent International. Mr. Szkutak received his B.S. in business administration from Boston University, where he graduated magna cum laude. Mr. Szkutak’s extensive experience in financial management and helping functions scale in a growth environment led our Board of Directors to conclude that he should serve as a director.
Prakash Khot has served as our Executive Vice President and Chief Technology Officer since February 2017. Mr. Khot served as our Senior Vice President and Chief Technology Officer from January 2016 to February 2017. Prior to joining athenahealth, he served as the chief technology and product officer at Kaseya, Inc., a provider of IT automation software, from August 2013 until September 2015, where was responsible for the delivery of Kaseya’s cloud-based IT management platform. Mr. Khot previously served as the senior vice president of engineering at salesforce.com, inc., or salesforce, a provider of cloud-based CRM systems, from December 2012 through June 2013, where he led big data and analytics as well as the real-time collaboration efforts. Prior to that, he served as salesforce’s vice president of engineering from January 2007 through November 2012. Earlier, he was the founding chief technology officer of Dimdim and AIM, Inc., which were acquired by salesforce and Computer Associates, Inc., respectively. Mr. Khot received his B.S. in physics from Science College in Satara, Maharashtra, India and his M.C.A. from Shivaji University in Kolhapur, Maharashtra, India.
Marc A. Levine joined athenahealth in December 2017 and has served as our Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer since January 2018. Previously, from November 2013 until December 2017, Mr. Levine served as the executive vice president and chief financial officer of JDA Software Group, Inc., or JDA, a privately-held supply chain provider of software and SaaS solutions, where he was responsible for the finance and accounting, legal, workplace, purchasing and information technology, or IT, activities for the company. Prior to joining JDA, Mr. Levine spent 25 years in a variety of senior financial leadership roles with Hewlett Packard Company, or HP. From May 2012 until October 2013, he served as HP’s senior vice president and corporate controller. Prior to that, he served as senior vice president of finance and chief operating officer for HP’s Enterprise Services Business segment from April 2010 until May 2012. In this role, Mr. Levine drove financial and operational support to the business providing insights into performance, opportunities and risks. Additionally, he led disciplined execution of the daily operations as well as transformational and governance model initiatives. From December 2006 until April 2010, Mr. Levine served as vice president of finance for HP’s Enterprise Business segment, where he led all financial activities for the enterprise storage and servers, software and services businesses. Mr. Levine also spent six years in the Asia-Pacific region, including serving as general manager of Southeast Asia for HP’s medical products business. Mr. Levine received his bachelor’s degree from Emory University and his M.B.A. from the University of Connecticut School of Management.
Kyle Armbrester has served as our Senior Vice President and Chief Product Officer since May 2015. He currently oversees the product management and service organizations for our core services, athenaOne, spanning the entire continuum of care. From May 2015 to October 2016, Mr. Armbrester oversaw the development and commercialization of emerging products, the More Disruption Please, or MDP, accelerator and marketplace programs, and corporate development. Mr. Armbrester served as Director of Business Development from January 2012 through July 2013, then served as our Vice President of Business Development from July 2013 to May 2015, where he was responsible for strategic partnerships, mergers and acquisitions, and the MDP program. Prior to joining athenahealth, Mr. Armbrester held various roles related to technology and health technology consulting and strategy, and served as the chief information officer on the Charlie Baker gubernatorial campaign in Massachusetts. He also previously founded two cloud-based companies. Mr. Armbrester received his B.A. from Harvard College and his M.B.A. from Harvard Business School.
Dan Haley has served as our Senior Vice President, Chief Legal and Administrative Officer since August 2017. Prior to his current role, he served for two years as our Senior Vice President, General Counsel, and Corporate Secretary, and for three years as our Vice President of Government and Regulatory Affairs, and Assistant General Counsel. Before joining athenahealth, Mr. Haley was a partner at the global law firm McDermott, Will & Emery from January 2007 to July 2012, where his practice focused on government and regulatory affairs, health IT, and complex commercial litigation. Mr. Haley previously served in Massachusetts state government as Deputy Legal Counsel and then Deputy Chief of Staff to then-Governor Mitt Romney, and as Chief of Staff to Lieutenant Governor Kerry Healey. Early in his career, he practiced law at Goodwin Procter in Boston. Mr. Haley is a frequent blogger, speaker, and commentator on health IT and related issues, and served on the board of directors of eHealth Initiative. He has held senior positions in a number of statewide political campaigns, in Massachusetts state government, and at several federal political committees. Mr. Haley received his bachelor’s degree from Middlebury College, and his law degree from Harvard Law School.

Timothy O’Brien has served as our Senior Vice President and Chief Marketing and Commercial Operations Officer since October 2017. Prior to taking on commercial operations, Mr. O'Brien served as our Chief Marketing Officer since January 2016. Mr. O’Brien formerly served as the Vice President of Corporate Development from December 2010 to December 2015, where he oversaw business development, integration efforts, and marketing initiatives. Prior to December 2010, Mr. O’Brien held various roles within athenahealth, including Vice President of Corporate Strategy and Vice President of Enterprise Solutions and Operations. Before joining athenahealth, he held senior positions for former Massachusetts Governors Mitt Romney and Paul Cellucci, as well as Acting Governor Jane Swift. He also served as the campaign manager for two Massachusetts gubernatorial campaigns. Mr. O’Brien began his career at Arthur Andersen LLP. Mr. O’Brien received his B.A. in finance from The Catholic University of America and his M.B.A. from Babson College.
Jonathan Porter has served as our Senior Vice President of Network Services since August 2016, where he oversees the development and commercialization of athenaWell, the Epocrates offerings, and new microservices as well as the MDP accelerator and marketplace programs to advance our mission of creating a claimless network that gives patients and providers the ability to shop, coordinate, deliver and pay for care immediately and transparently. Prior to his current role, Mr. Porter served as Director of Product Strategy from October 2012 through February 2013, and then served as our Vice President of Product Strategy from February 2013 through July 2016. In 2004, Mr. Porter founded and served as the CEO of Healthcare Data Services LLC, or HDS, a healthcare software technology company, which we acquired in September 2012. At HDS, he was responsible for the company’s strategic technology, product development, and engineering initiatives, leading the company to success in the healthcare market. Mr. Porter also previously founded White Stone Solutions, Inc., a technology company focused on data analysis and development tools, in 1999. From 1997 to 1999, Mr. Porter served as a senior consultant at Deloitte & Touche LLP in its data quality and integrity group. Mr. Porter received his B.S. in accounting from Babson College.

RELATED PERSON TRANSACTIONS
Policies for Approval of Related Person Transactions
Our Board of Directors has adopted a written policy that sets forth the policies and procedures to review and approve transactions, contracts, or other legal or business arrangements in which a director, director nominee, executive officer, holder of more than five percent of our voting securities, or the immediate family members of any of these persons, each of which we refer to as a related person, has a direct or indirect material interest. Our Board of Directors determined that our audit committee should administer the policy, since the audit committee also acts as our qualified legal compliance committee and, as such, oversees our regulatory compliance programs and procedures. Any amendments, modifications or supplements to the policy are recommended by our audit committee and subject to final approval by our Board of Directors.
Under the policy, transactions in excess of $120,000 in which we are a participant and in which any related person has a direct or indirect material interest, which we refer to as related person transactions, must be reviewed and approved by our audit committee or another independent body of our Board of Directors.
Our policy contains procedures intended to identify related person transactions for review and approval prior to consummation. However, if for any reason we enter into a transaction or arrangement without recognizing that it constitutes a related person transaction, the transaction will be reviewed by our audit committee or another independent body of our Board of Directors and, if deemed appropriate, ratified.
In considering the approval or ratification of any related person transactions, our audit committee considers the facts and circumstances regarding the transaction, including, among other things, the amounts involved, the relationship of the related person with us, and the terms that would be available in a similar transaction with an unaffiliated third party. The audit committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law.
Transactions with Related Persons
We have entered into an aircraft time sharing agreement with Mr. Bush related to his non-exclusive personal use of our Pilatus PC-12 aircraft and our Challenger 300 jet. Under the agreement, Mr. Bush pays fees for each personal flight conducted under the agreement, including: (i) twice the cost of the fuel, oil, lubricants, and other additives used, (ii) all travel expenses of the flight crew, including food, lodging and ground transportation, (iii) hangar and tie-down costs away from the aircrafts’ base of operation, (iv) insurance obtained, (v) landing fees, airport taxes, and similar assessments, (vi) customs, foreign permit, and similar fees, (vii) in-flight food and beverages, (viii) passenger ground transportation, and (ix) flight planning and weather contract services.

Craig Porter, brother of Jonathan Porter our Senior Vice President of Network Services, has been employed by us since October 10, 2012. Craig Porter serves as Executive Director of Customer Success. During the fiscal year ended December 31, 2017, Craig Porter had total compensation, including base salary, bonus, annual and discretionary equity awards and other compensation of approximately $471,000, of which approximately $220,000 is attributable to equity awards. Craig Porter's compensation is consistent with our compensation practices for our employees with a similar background and position.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2017, our records, and other information, we believe the Reporting Persons complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2017, except that administrative oversight led to the late filing of a Statement of Changes of Beneficial Ownership of Securities (Form 4) for each of Messrs. Armbrester, Bush, Kahane, O'Brien, and Park.
CORPORATE GOVERNANCE
Board Independence
At least annually, our Board of Directors evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with a director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board of Directors makes an annual determination of whether each director is independent within the meaning of SEC rules and the listing rules of the NASDAQ Global Select Market, or NASDAQ.
The Board of Directors has determined that each of our directors, except for Mr. Bush, as CEO, and Mr. Park, our former Chief Operating Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” within the meaning of NASDAQ and SEC rules. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors, except Mr. Kane who may not be considered independent to serve on the Audit Committee until 2021 due to his participation in preparing our financial statements during his service as interim CFO, is independent within the meaning of applicable NASDAQ and SEC rules, including Rule 10A-3(b)(1) under the Exchange Act. In making that determination, the Board of Directors considered all relevant facts and circumstances, including, but not limited to, the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships.
Code of Ethics
We have adopted a code of ethics, which we call our code of conduct, and which applies to all employees, officers, and directors, including those officers responsible for financial reporting. The current version of the code of conduct is available in the corporate governance section of our website at http://investors.athenahealth.com/corporate-governance/governance.cfm. A copy of the code of conduct may also be obtained, free of charge, upon a request directed to: athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472, Attention: Secretary. We intend to disclose any amendment or waiver of a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, by posting such information on our website (available at http://www.athenahealth.com).
Corporate Governance Guidelines
The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of their responsibilities. These guidelines are available in the corporate governance section of our website at http://investors.athenahealth.com/corporate-governance/governance.cfm. We expect these guidelines to continue to evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory, or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory, or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.

Majority Voting Standard and Director Resignation Procedures
In response to discussions with certain of our shareholders, the Board of Directors amended and restated our Bylaws in March 2017 to provide for, among other things, a majority vote standard in uncontested elections of directors, as further described in this Proxy Statement under “Proposal 1 - Election of Directors.” The Amended and Restated Bylaws also set forth resignation procedures for any director nominee currently serving as a director who does not receive a majority of votes cast “FOR” his or her election. Full details of our majority voting standard and resignation procedures are set forth in our Amended and Restated Bylaws.
Board and Committee Meetings
The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring its approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During fiscal 2017, the Board of Directors held 28 meetings and took action 6 times by unanimous written consent. The Board of Directors has three standing committees:

•	the audit committee, which held 9 meetings in fiscal 2017;

•	the compensation committee, which held 11 meetings in fiscal 2017; and

•	the nominating and corporate governance committee, which held 6 meetings in fiscal 2017.
During 2017, each of the incumbent directors attended at least 75% of all meetings of the Board and at least 75% of all meetings of the committees on which he or she served. Our Board of Directors holds executive sessions of the independent directors that do not include employee directors or directors who do not qualify as independent under NASDAQ and SEC rules. During 2017, Mr. Hull, the lead director of the Board of Directors until the appointment of Mr. Immelt as Chairman in February 2018, presided as chair of these executive sessions.
Annual Meeting Attendance
It is our policy that members of the Board of Directors are encouraged to attend annual meetings of our shareholders. Last year, Mr. Bush attended the annual meeting in person and Messrs. Hull and Robinson joined the meeting by telephone.
Committees
Our Amended and Restated Bylaws provide that the Board of Directors may delegate responsibility to committees. The Board of Directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board of Directors has adopted a written charter for each of these committees, which are available in the corporate governance section of our website at http://investors.athenahealth.com/corporate-governance/governance.cfm. The table below shows the composition of the standing committees of the Board of Directors. Messrs. Immelt, Bush, Kane and Park do not currently serve on any standing committee.

Director	Audit	Compensation	Nominating and Corporate Governance
Amy Abernethy		Member	Member
Brandon Hull	Member
Dev Ittycheria		Member	Chair
Jacqueline B. Kosecoff		Chair	Member
Brian McKeon	Member
David E. Robinson (1)	Member
Thomas J. Szkutak	Chair

(1)	Mr. Robinson is retiring from the Board of Directors and its audit committee effective June 6, 2018.
Audit Committee
Messrs. Hull, McKeon, Robinson and Szkutak currently serve on the audit committee. Mr. Szkutak is the chair of our audit committee. The Board of Directors has determined that each member of the audit committee is independent within the meaning of applicable NASDAQ and SEC rules, including Rule 10A-3(b)(1) under the Exchange Act. We have determined that each of the members of the audit committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. Szkutak and Mr. McKeon are each an “audit committee financial expert” as defined in the Exchange Act, due to their respective experience auditing financial statements, directorships with other public companies, and experience as chief financial officers, as further described above in the section entitled “Directors and Executive Officers.” The audit committee’s responsibilities include:

•	appointing, evaluating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the Board’s oversight of our internal controls over financial reporting;

•	reviewing and, if appropriate, approving or ratifying related person transactions;

•	establishing and overseeing policies and procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;

•	preparing the audit committee report required by SEC rules to be included in the Proxy Statement;

•	assessing our risk assessment and risk management policies;

•	annually reviewing and assessing the adequacy of our code of business conduct and ethics; and

•	overseeing our regulatory compliance programs and procedures.
Compensation Committee
Drs. Abernethy and Kosecoff and Mr. Ittycheria currently serve on the compensation committee. Dr. Kosecoff is the chair of our compensation committee. The Board of Directors has determined that each member of the compensation committee is independent within the meaning of applicable NASDAQ and SEC rules. In addition, each member of the compensation committee is an “outside director” as defined in Section 162(m) (as was in effect until December 31, 2017) of the Internal Revenue Code, as amended (the "Code") and a “non-employee” director for purposes of Exchange Act Rule 16b-3. The compensation committee’s responsibilities include:

•	annually reviewing and approving, or recommending to the Board of Directors for approval, corporate goals and objectives relevant to compensation of our CEO;

•
evaluating the performance of our CEO in light of such corporate goals and objectives and determining and approving, or recommending to the Board of Directors for approval, the compensation of our CEO, including considering the results of the most recent shareholder advisory vote on the compensation of our NEOs (a “say-on-pay vote”);

•	reviewing and determining the compensation of our other executive officers;

•	establishing and reviewing our compensation philosophy and policy;

•
reviewing and recommending to the Board of Directors for approval the frequency with which we will conduct say-on-pay votes, taking into account the results of the most recent shareholder advisory vote on the frequency of the say-on-pay vote, and reviewing and approving the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Proxy Statement, if applicable;

•	reviewing and discussing with management the Compensation Discussion and Analysis, and recommending to the Board of Directors that it be included in the Proxy Statement;

•	preparing the compensation committee report required by SEC rules to be included in the Proxy Statement;

•	overseeing and administering our stock plans, employment agreements, severance arrangements, change in control agreements or provisions, and any special or supplemental benefits; and

•	appointing, compensating, and overseeing the work of any compensation adviser retained by the compensation committee.
The compensation committee may delegate its authority to one or more subcommittees or to one member of the compensation committee. The compensation committee has the authority to engage independent advisers to assist it in carrying out its responsibilities and the sole authority to approve any such adviser’s fees and other retention terms. For a description of the compensation committee’s processes and procedures for the consideration and determination of executive compensation, please see the section entitled “Compensation Discussion and Analysis” below.
Nominating and Corporate Governance Committee
Drs. Abernethy and Kosecoff and Mr. Ittycheria currently serve on the nominating and corporate governance committee. Mr. Ittycheria is the chair of our nominating and corporate governance committee. The Board of Directors has determined that each member of the nominating and corporate governance committee is independent within the meaning of applicable NASDAQ and SEC rules. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for selecting members of the Board of Directors and its committees;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by shareholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;

•	periodically reviewing the Board of Directors’ leadership structure;

•	annually reviewing and recommending to the Board of Directors the compensation and benefits of directors;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors and its committees.
Director Nominations
The Board of Directors has adopted a policy governing director nominations which is available on the corporate governance section of our website at http://investors.athenahealth.com/corporate-governance/governance.cfm. The process for identifying and evaluating nominees for the Board of Directors, including nominees recommended by shareholders, is as follows: the nominating and corporate governance committee will: (1) solicit recommendations; (2) review and evaluate the qualifications of any proposed director candidate and conduct inquiries it deems appropriate; (3) evaluate all proposed director candidates in the same manner, without regard to the source of the recommendation; (4) consider any proposed director candidate who is deemed qualified in light of the minimum qualifications; and (5) consider, in addition to the minimum qualifications, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, and the needs of the Board of Directors.
From time to time, we have engaged, for a fee, a third-party search firm to assist the nominating and corporate governance committee with identifying, evaluating and screening director candidates, including in connection with Messrs. McKeon and Immelt’s appointments to the Board of Directors, and may do so again in the future. Based upon the recommendation of Heidrick & Struggles, an international search firm, and after considering Mr. McKeon as a director candidate, on September 1, 2017, based upon the recommendation of the nominating and corporate governance committee, the Board of Directors appointed Mr. McKeon to serve as a Class III director of athenahealth, effective as of September 1, 2017. Factors considered by the nominating and corporate governance committee in reviewing Mr. McKeon’s qualifications included his extensive expertise and broad range of senior management-level experience across functional areas and industries, including his roles with IDEXX and Iron Mountain, led our Board of Directors to conclude that he should serve as a director. In connection with the consideration of Mr. McKeon as a director candidate, members of management, the Board of Directors, and the nominating and corporate governance committee interviewed Mr. McKeon. Also based upon the recommendation of Heidrick & Struggles, and after considering Mr. Immelt as a director candidate, on February 2, 2018, based upon the recommendation of the nominating and corporate governance committee, the Board of Directors appointed Mr. Immelt to serve as a Class I director and as the Chairman of the Board of Directors, effective as of February 7, 2018. Factors considered by the nominating and corporate governance committee in reviewing Mr. Immelt's qualifications included his extensive executive leadership and management experience at global, multi-national companies, including GE, as well as his experience with healthcare and ability to help functions scale in a growth environment. In connection with the consideration of Mr. Immelt as a director candidate, members of management, the Board of Directors, and the nominating and corporate governance committee interviewed Mr. Immelt.

Minimum Qualifications
The nominating and corporate governance committee will consider the following, and any other qualifications, skills, and attributes it deems appropriate, when recommending candidates to be nominated for election as directors and for appointment to any committee of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Board of Directors believes each nominee must have:

•	experience at a strategic or policymaking level in a business, government, non-profit, or academic organization of high standing;

•	be highly accomplished in his or her respective field, with superior credentials and recognition;

•	be well regarded in the community and have a long-term reputation for the highest ethical and moral standards;

•	sufficient time and availability to devote to athenahealth’s affairs, particularly in light of the number of boards on which the nominee may serve; and

•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.
While we do not have a policy with regard to the consideration of diversity in identifying and evaluating proposed director candidates and nominees, the nominating and corporate governance committee considers, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, whether, if elected, the nominee assists in achieving a mix of board members that represents a diversity of race, ethnicity, gender, age, background, and professional experience.
Shareholder Recommendations
Shareholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at: athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472. Our Secretary will forward all such recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Shareholder Communications
The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors through an established process for shareholder communications. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail or Expedited Delivery Service to: c/o athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472.
For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: c/o athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472.
We will forward any such shareholder communication to each director, and the Chairman of the Board of Directors in his or her capacity as a representative of the Board of Directors, to whom such shareholder communication is addressed to the address specified by each such director and the Chairman of the Board of Directors, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure
Until recently, the Board of Directors has believed that a board leadership structure with a combined CEO and Chairman of our Board of Directors was most appropriate for us. However, as part of a series of strategic initiatives that we launched in 2017 to create a more focused and efficient company, drive increased levels of profitable growth, and enhance shareholder value, the Board of Directors determined that moving to a board leadership structure with a separate CEO and Chairman is the most appropriate for us at this time. In furtherance of that shift, the Board of Directors appointed Jeffrey R. Immelt as our Chairman in February 2018 and Jonathan Bush continues to serve as our CEO and a member of the Board of Directors. Our Board of Directors recognizes the time, effort and energy that the CEO is required to devote to running our company, enhancing shareholder value and strengthening our business. The position of Chairman of our Board of Directors is also a significant commitment, as the Chairman leads the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors believes at this time that its oversight function is enhanced when an independent director, serving as Chairman of the Board, is in a position to set the agenda for, and preside over, meetings of the Board of Directors. We also believe that our current leadership structure enhances the active participation of our independent directors.
Board’s Role in Risk Oversight
The Board of Directors oversees our risk management process, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and enhance shareholder value. The Board of Directors monitors and manages operational and competitive risks through management updates at regularly scheduled board meetings. Management provides periodic updates on our business and on our long-term goals and mission. The board agenda is tailored to address significant developments that may present risks, such as new government regulations.
Management is responsible for day-to-day risk management, including conducting an annual assessment of the adequacy and effectiveness of our processes for controlling activities and managing risk, categorizing relevant risks, and identifying contributing and mitigating factors. Management presents an annual risk assessment to the audit committee, and the audit committee determines whether our processes require modification or enhancement. While the Board of Directors has the ultimate responsibility for risk management oversight, the Board of Directors delegates the majority of the administration of its risk oversight function to its committees.
The audit committee reviews with management significant business and financial risks and exposures and our guidelines, policies, and measures for assessing and managing these risks and exposures. The audit committee also monitors enterprise risk and patient safety risk, as well as risks relating to data security and cybersecurity.
The compensation committee reviews our compensation programs to determine whether they are appropriate, properly coordinated, and achieve their intended purpose, including furthering our strategic plans and objectives. This review includes understanding and assessing the risk introduced by our compensation programs, as discussed in more detail below.
The nominating and corporate governance committee oversees the risks associated with our governance through assessing the adequacy of our corporate governance structure and guidelines.
All of these risks may be reviewed at regularly scheduled meetings or at special meetings depending on the timing and magnitude of the risk. Management may consult with each committee or the chair of a committee to discuss modifications or enhancements to our risk management processes.
Risks Related to Compensation Policies and Practices
Our compensation committee reviews and evaluates potential risks related to our compensation policies and practices for our employees, including our executive officers, on an annual basis. The components of compensation generally consist of: base salary, cash bonuses, and equity awards for some employees.
Base Pay is designed to provide fixed income for our executive officers and non-executive employees based upon role, responsibilities, individual skills, experience, and performance, relative to competitive market data. This form of steady income allows employees to be compensated without heavy reliance on appreciation of our stock’s value or business results beyond their control.
Cash Bonuses are based on pre-established performance objectives. For both executive officers and non-executive employees, these awards are based on the results of the scorecards discussed below as well as individual goals associated with their divisions and roles. The overall bonus pool is funded in accordance with the budget for the fiscal year and subsequently distributed based on corporate scorecard results. Setting individual and corporate performance objectives for cash bonuses helps align employees’ goals with our business plan. Goals and performance objectives are evaluated and adjusted annually to align with short-term strategic initiatives, whereas the equity program targets metrics geared toward long-term company performance and success.
Equity Awards help to attract new employees and motivate and retain current employees by aligning employees’ interests with the interests of our shareholders. The equity awards generally vest over a period of four years for time-based awards and three years for performance-based awards.
We structure our compensation programs after considering company-wide risk. As discussed further below, we tie compensation to our scorecards and individual-specific goals and objectives. We use a mix of different compensation elements to balance short-term versus long-term awards to align compensation with our business strategy and our shareholders’ interests.
On an annual basis, management and our compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, presents potential risks and mitigating factors related to our compensation policies and practices, which the compensation committee reviews. Based on our most recent review of our compensation policies and practices, we believe the combination of base pay, cash bonuses tied to performance objectives, and equity awards with multi-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on us. Management and the compensation committee are committed to ensuring that the programs in place drive and incentivize the right behaviors that support the profitable growth and operation of our organization and, therefore, we will continue to review and evaluate our programs on a regular basis and propose recommendations as needed.

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the compensation of our named executive officers, or NEOs, for the year ended December 31, 2017. For 2017, our NEOs were:

NEO	Title
Jonathan Bush	Chief Executive Officer, President, and Director
John A. Kane	Interim Chief Financial Officer (effective July 21, 2017)
Karl Stubelis	Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer (until July 21, 2017)
Prakash Khot	Executive Vice President and Chief Technology Officer
Stephen N. Kahane	Executive Vice President and President, Client Organization (until October 19, 2017)
Dan Haley	Senior Vice President and Chief Legal and Administrative Officer
Jonathan Porter	Senior Vice President of Network Services

Executive Summary
2017 Highlights
athenahealth is the most universally-connected healthcare network in the country and a leading provider of network-enabled services for hospitals and physician groups. During 2017, we continued to build momentum on our key strategic initiatives to deepen our services, execute in the small hospital market, build out nationwide connectivity, and invest in our platform. We also made solid progress on our plans to increase the strategic focus of our organization and improve operational efficiency, reinforcing our commitment to drive more profitable growth. As a result, we believe we are better positioned to continue on our journey to become the first platform company in healthcare. Specifically, in 2017, we:

•	grew our network to nearly 111,000 providers and 106 million patients;

•	posted client collections of $26 billion, an increase of 15% year over year;

•	processed 195 million claims across our national network, an increase of 13% year over year;

•	reported consolidated revenue of $1,220 million, an increase of 13% year over year;

•	reported operating cash flow of $241 million, an increase of 32% year over year;

•	signed $293 million in bookings, including $250 million of recurring revenue bookings from our athenahealth-branded services and $43 million of contracted bookings from our Epocrates-branded services;

•	built a comprehensive plan to achieve $100 million to $115 million in gross pre-tax expense savings by the end of 2018;

•
made progress in the under 50 bed hospital market by nearly doubling the number of hospitals live on our athenaOne for Hospitals and Health Systems service, while building a modern, scalable hospital service;

•
advanced our position as the most universally connected healthcare network in the country by connecting to one-third of Cerner sites and over 75% of Epic communities via our patient record-sharing capabilities;

•	developed our first microservices, including our calendar service and provider directory, as part of our evolution to a microservices-based architecture; and

•	achieved client retention of 92%.
2017 Executive Compensation Program
athenahealth has a performance-oriented culture, and we compensate executives based on their individual and company performance and adjust for varying levels of attainment against established goals and objectives. We measure our corporate performance based on a balanced scorecard, which we refer to as our corporate scorecard, and a list of strategic initiatives. The corporate scorecard identifies key financial and operational metrics that allow us to measure our progress against our short-term objectives and our long-term vision. The list of strategic initiatives is the product of an extensive corporate planning process with our senior management and the Board of Directors, and our performance against these initiatives is a large component of how we define success.

In 2017, our executive compensation program consisted of three principal components: base salary, cash bonuses that are tied to the CEO scorecard for CEO compensation or the corporate scorecard for other executives’ compensation, and annual equity awards that reward for future company performance. The compensation committee continued to put a significant amount of executive compensation at risk, with 94% of our CEO’s and 79%, on average, of our other NEOs’ (excluding Mr. Kane due to the structure of his interim compensation package) total direct compensation (comprised of base salary, annual cash bonus, and equity-based incentive compensation) in the form of short- and long-term incentives as shown below:
The following are highlights of our 2017 performance that impacted our executive compensation:

•
76.8% achievement of our CEO scorecard, which includes four metrics: net promoter score, bookings, revenue, and net income. Our CEO was eligible to earn a cash bonus (with the target bonus expressed as a percentage of his base salary) based on our performance as measured against the CEO scorecard. The bonus percentage earned is adjusted by 3% for every 1% of variance from the CEO scorecard target. Because the CEO scorecard was 23.22% below target, as driven primarily by lower than targeted results of our net promoter score and bookings, our CEO received a cash bonus award that was 69.66% lower than his target award, which demonstrates a solid connection between pay and performance.

•
81.4% achievement of our corporate scorecard, which includes 10 weighted metrics in the areas of stability, service performance, client satisfaction, and financial performance. Our executive officers (other than our CEO) are eligible to earn a cash bonus (with the target bonus expressed as a percentage of base salary) based on our performance as measured against the corporate scorecard. The bonus percentage earned is adjusted by 2% for every 1% of variance from the corporate scorecard target. Because our corporate scorecard result was 18.6% below target, our other NEOs received a cash bonus award that was 37.2% lower than their respective target awards as a result of our weaker than expected 2017 performance, further demonstrating our pay-for-performance philosophy.

•
Partial achievement of performance-based equity awards. In 2017, we continued to grant PSU awards that are only eligible to be earned upon the achievement of rigorous performance targets, as further described in this Compensation Discussion and Analysis under the heading “Equity”. Each NEO is eligible to earn between 0% and 150% of his target award over three annual performance periods between January 1, 2017 and December 31, 2019, depending on our level of achievement of the specified performance goals. Seventy percent (70%) of the target award is based on revenue growth, specifically, our compound annual growth rate of total revenue, or revenue CAGR, for fiscal years 2017, 2018 and 2019 compared to total revenue for the year ended December 31, 2016. Thirty percent (30%) of the target award is based on the service automation rate (formerly referred to as non-GAAP adjusted gross margin), in each of fiscal years 2017, 2018 and 2019. For the 2017 performance period, the target goals were set as: (i) 21% revenue CAGR and (ii) 63% service automation rate. Based on our achievement of 12.69% revenue CAGR and 64.6% service automation rate, approximately 33% of the annual PSU equity awards eligible to be earned during the 2017 performance period were earned by our senior executives, including Messrs. Bush, Khot, Kahane, Haley, and Porter, and vested on March 1, 2018. Mr. Stubelis separated from athenahealth effective July 21, 2017. As a result, his PSUs were automatically forfeited.

Say on Pay
We are encouraged by support from 95.4% of our shareholders in favor of our 2017 “say-on-pay” vote. Over the past several years, we have conducted a shareholder outreach program and through these efforts, we have obtained helpful feedback on our executive compensation program. During 2017, we met with nine of our institutional shareholders to obtain their feedback and views on matters relating to our company, including our executive compensation program. Based on the feedback we received during 2017 and through shareholder outreach efforts in prior years, we have continued to evolve our compensation practices as further described in "Prospective Changes to 2018 Compensation."
Executive Compensation Policies and Practices
We strive to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following is a checklist of our policies and practices:

	What We Do		What We Don't Do
☑	Vast majority of pay is performance-based and "at risk"	☒	No special health, welfare, or retirement programs
☑	Align pay and performance	☒	No repricing of underwater stock options
☑	Include "double-trigger" change in control provisions in equity awards	☒	No excise tax gross-ups
☑	Generally prohibit hedging and pledging of athenahealth stock and require pre-approval from compensation committee	☒	No tax gross-ups for severance or change in control payments or benefits
☑	Include clawback provisions in compensation programs
☑	Apply rigorous stock ownership policy
☑	Equity grants to NEOs have at least 50% vesting tied to performance metrics
Roles in the Compensation-Setting Process
Our compensation committee determines executive compensation and oversees our executive compensation program. The compensation committee uses competitive market data, performance results, input from an independent compensation consultant, and its judgment when setting executive compensation levels and designing executive reward programs. Although the compensation committee reviews and relies on this data in the course of its annual compensation review, the data only provides a reference point. The compensation committee ultimately uses its own business judgment and expertise to determine the appropriate components and levels of compensation for our executive officers. Consistent with our pay-for-performance culture, our compensation committee seeks to align actual pay with performance thereby delivering higher levels of compensation in good performance years and lower levels of compensation in poor performance years.
Our compensation committee determines the amount of compensation to award to each executive officer and considers input provided by the CEO for the other NEOs who report directly to him. Our CEO performs an annual assessment of the professional effectiveness of each NEO who reports to him and assigns an individual performance rating. The compensation committee takes the CEO’s performance ratings into consideration when setting executive compensation particularly with respect to setting the target total cash compensation and determining the size of the annual equity awards. Our CEO does not participate in, and is not present during, any deliberations or determinations of our compensation committee regarding his compensation or individual performance objectives.
The compensation committee has sole authority to retain or obtain the advice of a compensation consultant as necessary to assist with its duties, and is responsible for the appointment, compensation, and oversight of the work of any compensation consultant. Since August 2014, the compensation committee has retained FW Cook to advise on a variety of subjects, including preparing an update to our compensation peer group, reviewing the Compensation Discussion and Analysis section of our Proxy Statement, summarizing trends in executive compensation and regulatory developments, conducting a competitive compensation market analysis, reviewing our equity utilization, and analyzing our director compensation program.
The compensation committee has determined that, in light of the factors set forth in SEC and NASDAQ rules, the services FW Cook provides to the compensation committee do not raise any conflict of interest. The compensation committee assesses the independence of its compensation advisers consistent with applicable NASDAQ and SEC rules on an annual basis.

Components of Executive Compensation Program
Our executive compensation program currently consists of three principal components:

Base Salary	Cash Bonus	Equity
Attracts and retains executives by providing a baseline of compensation commensurate with role, tenure, and long-term individual performance	Rewards achievement of both company and individual goals	Attracts and retains key contributors with a focus on longer-term achievement
Our compensation philosophy with respect to each of these components, including the basis for the compensation awarded to each of the NEOs, is discussed below. In addition, although each compensation component is considered separately, the compensation committee takes into account the aggregate compensation amount for each executive officer in its determination of each individual component. The compensation committee puts significant weight on those aspects of compensation tied to performance, such as annual cash bonuses based on measurable performance objectives and equity in the form of PSUs, stock options, and RSUs.
Peer Group
The compensation committee uses competitive assessments to understand executive pay programs, pay levels, and pay mix among similarly situated companies and to assess the overall market competitiveness of our executive compensation program. The compensation committee engaged FW Cook to assist it in reviewing our compensation peer group and identifying any changes for use in making 2017 compensation decisions. Following the annual study of our current peer group data and other relevant factors, FW Cook recommended, and the compensation committee agreed, that NetSuite Inc. and Qlik Technologies Inc. should be removed from our compensation peer group due to their respective acquisitions. The compensation committee considered the following key factors, among others, when establishing our compensation peer group: revenue, growth rate, market capitalization, comparable business content and model, statistical reliability, executive talent sources, and competition for investor capital. The compensation committee chose to add new companies to our peer group to account for the loss of peers and to expand our peer group. athenahealth is near the median for both revenue and market capitalization relative to our identified peers for 2017, which include the 16 companies listed below:

Company	Revenue ($MM)(1)	Market Capitalization ($MM)(2)
Akamai Technologies, Inc.	2,340	$11,233
Allscripts Healthcare Solutions, Inc.	1,550	2,179
ANSYS, Inc.	988	9,180
CommVault Systems, Inc.	637	2,297
Cotiviti Holdings, Inc.	625	3,593
Fortinet, Inc.	1,275	6,483
HMS Holdings Corp.	496	1,544
HubSpot, Inc.	271	2,325
LogMeIn, Inc.	336	5,121
Medidata Solutions, Inc.	463	3,316
ServiceNow, Inc.	1,391	14,627
The Ultimate Software Group, Inc.	781	5,799
TripAdvisor, Inc.	1,480	6,199
Verint Systems Inc.	1,062	2,532

Company	Revenue ($MM)(1)	Market Capitalization ($MM)(2)
Wayfair Inc.	3,380	3,422
Workday, Inc.	1,569	17,357
75th Percentile	1,497	7,157
Median	1,025	4,357
25th Percentile	593	2,480
athenahealth, Inc.	1,083	4,512

(1)	Revenue represents the most recently disclosed four quarters through April 6, 2017. athenahealth data reflects the year ended December 31, 2016.

(2)	Market capitalization is as of April 6, 2017.
Setting Compensation
Our compensation committee has designed our compensation programs to attract and retain highly talented executives to manage growth and innovation in a competitive industry. We seek to maintain a performance-oriented culture and a compensation approach that rewards our executives when we achieve our goals and objectives. For competitive positioning purposes, our compensation committee compares the compensation levels of our NEOs against their counterparts at the companies in the compensation peer group as well as market data from technology sector surveys where matches to the peer group are unavailable. Our compensation committee uses market reference points established by our peer group in conjunction with individual and company performance and job level when setting executive compensation.
CEO
To determine our CEO’s target compensation, the compensation committee reviews competitive market data and assesses our CEO’s performance in the context of the following criteria: the corporate scorecard, which includes our key financial and operational metrics; the CEO scorecard, a separate scorecard against which only our CEO is evaluated; strategic initiatives; the CEO’s overall individual performance in the prior year, including his performance against personal, pre-established goals; and expected challenges and responsibilities in the year to come.
Other NEOs
To determine our other NEOs’ target compensation, our CEO assesses the performance of each NEO that reports directly to him based on performance against leadership-oriented metrics, which includes the corporate scorecard and applicable divisional scorecard, strategic initiatives, and foundational and leadership competencies, as well as the NEO’s overall individual performance in the prior year, including his or her performance against personal, pre-established goals, and determines an individual performance rating for the prior year. These ratings are based on our CEO’s assessment of the professional effectiveness and capabilities of these executive officers, achievement of the leadership-oriented metrics, and the nature and scope of their areas of responsibility. Based on this information, our CEO recommends to our compensation committee target compensation levels for each NEO. Our compensation committee then takes into account the CEO’s recommendations and each executive officer’s individual performance rating and job level when setting target compensation levels.
Base Salary
Base salary is a fixed portion of compensation based on an individual’s skills, responsibilities, experience, and performance. Base salaries are reviewed annually. Changes in base salary for the NEOs depend on their compensation relative to competitive market data, changes in job responsibilities, and individual performance. While the compensation committee considers competitive market data in setting the NEOs’ base salaries, it does not target a specific percentile of the market data. The base salary of each NEO is evaluated together with the other components of his or her compensation to ensure that the NEO’s compensation is in line with our overall compensation philosophy and aligned with performance.

The compensation committee increased Mr. Bush’s salary in 2017 by 1.7%, based on its review of his cash compensation target level relative to CEOs in our peer group.
For our other NEOs, Mr. Bush recommended, and the compensation committee approved, increases to base salaries in 2017 based on individual performance and to better align each executive’s compensation with competitive market data for similarly situated executives. The compensation committee approved an increase to Mr. Stubelis' base salary by 10% to better align his compensation with the market for CFOs in our peer group. The compensation committee approved an increase to Mr. Porter's base salary by 6% to reflect the increased scope of his role. The following table sets forth the base salaries of the NEOs for 2016 and 2017.

Executive	2016 Base Salary($)(1)	2017 Base Salary($)(1)	Percentage Increase
Jonathan Bush	590,000	600,000	1.7%
John A. Kane (2)	0	711,000	N/A
Karl Stubelis (3)	345,000	379,500	10.0%
Prakash Khot	300,000	300,000	—%
Stephen N. Kahane, M.D., M.S. (4)	520,000	520,000	—%
Dan Haley	280,000	280,000	—%
Jonathan Porter	285,000	302,000	6.0%

(1)	The amounts reported represent base salaries on an annualized basis. Due to our payroll schedule and the timing of base salary adjustments, the amounts actually paid may vary from these figures.

(2)
Mr. Kane was appointed as our Interim Chief Financial Officer, effective July 21, 2017 and served in such capacity through January 1, 2018. Pursuant to Mr. Kane's employment agreement, he received a monthly base salary in the amount of $59,250.

(3)	Mr. Stubelis, our former Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, separated from athenahealth effective July 21, 2017.

(4)
Dr. Kahane stepped down from his position as Executive Vice President and President, Client Organization, effective October 19, 2017, and assumed the position of Executive Director, Strategic Solutions, effective October 20, 2017.

Cash Bonus
We use annual cash incentive compensation to motivate and reward our executive officers, including the NEOs, for achieving our short-term financial and operational objectives while making progress towards our longer-term growth, profitability, and business goals. We measure our corporate performance based on balanced scorecards. We believe that this approach has been a highly effective way to track and evaluate our performance year-over-year which enables us to both focus on our short-term objectives while, at the same time, measuring key performance indicators required for long-term success. Since we use this approach to track and evaluate our corporate performance, our compensation committee has elected to use similar scorecards to determine the cash bonuses for our executive officers, thereby aligning their annual incentive compensation with our short-term financial and operational objectives.
The compensation committee sets annual cash bonus awards under our executive incentive plan as follows: (1) set a target cash bonus award for each executive, (2) establish the scorecard applicable to each executive, and (3) review performance results and determine the actual award. Each of these steps is discussed further below.
Target Award
Our compensation committee sets a target cash bonus award for each NEO (which is expressed as a percentage of the NEO’s base salary). The target cash bonus award is the amount that would be earned upon achievement of 100% of the scorecard results (provided that any threshold goal is achieved for awards under our executive incentive plan).
In 2017, the target cash bonus award for our CEO was determined based on the compensation committee’s intent to align pay with performance. For the other NEOs, the target cash bonus awards were based on the NEO’s position level and individual performance rating for 2016 as determined by the compensation committee, with input from our CEO. The target cash bonus award and each NEO’s applicable scorecard for 2017 were as follows:

Name	Scorecard	Base Salary ($)	Target Award (%)	Target Cash Bonus ($)	Target Total Cash Compensation ($)
Jonathan Bush	CEO	600,000	120.0%	720,000	1,320,000
John A. Kane (1)	Corporate	711,000	—%	—	711,000
Karl Stubelis (2)	Corporate	379,500	70.0%	265,650	645,150
Prakash Khot	Corporate	300,000	80.0%	240,000	540,000
Stephen N. Kahane (3)	Corporate	520,000	80.0%	416,000	936,000
Dan Haley	Corporate	280,000	70.0%	196,000	476,000
Jonathan Porter	Corporate	302,000	70.0%	211,400	513,400

(1)
Mr. Kane was appointed as our Interim Chief Financial Officer, effective July 21, 2017 and served in such capacity through January 1, 2018. Pursuant to Mr. Kane's employment agreement, he received a monthly base salary in the amount of $59,250.

(2)	Mr. Stubelis, our former Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, separated from athenahealth effective July 21, 2017.

(3)
Dr. Kahane stepped down from his position as Executive Vice President and President, Client Organization, effective October 19, 2017, and assumed the position of Executive Director, Strategic Solutions, effective October 20, 2017.

Scorecard Results
The compensation committee approves each NEO’s scorecard result. Actual bonus awards earned are paid on an annual basis for our NEOs. An explanation of the scorecard result and actual bonus awards earned by each NEO follows.
CEO Scorecard
Mr. Bush’s 2017 annual cash bonus is based on our level of achievement of four metrics on the CEO scorecard: net promoter score, bookings, revenue, and net income. Each metric on the CEO scorecard was assigned a different percentage value of the overall scorecard value. The 2017 CEO scorecard results are summarized below.

Metric*	Weight	Goal	Actual	Result
Net Promoter Score	10%	40.0%	30.7%	76.6%
Bookings ($ millions)	50%	$450	$293	65.1%
Total Revenue ($ millions)	20%	$1,324	$1,220	92.1%
Non-GAAP Net Income ($ millions)	20%	$111	$101	91.0%
Total Results	100%			76.8%

*	Each metric is defined below under the heading “Definitions.”
Mr. Bush’s 2017 target cash bonus award percentage is adjusted upward or downward by 3% for every 1% of variance from the target level set forth in the CEO scorecard based on our actual performance for 2017. Because the CEO scorecard was 23.22% below target, the compensation committee decreased the CEO’s cash bonus by an additional 46.44% from the target award level for an overall decrease of 69.66%. The following table shows the actual annual cash bonus awarded to Mr. Bush for 2017.

Executive	Target Cash Bonus ($)	CEO Scorecard Result	Reduction of Target based upon 3:1 Adjustment	Adjusted Bonus Rate	2017 Actual Cash Bonus ($)(1)
Jonathan Bush	720,000	76.8%	(46.4)%	30.3%	218,448

(1)	Amount represents the Target Cash Bonus ($) multiplied by the Adjusted Bonus Rate (%). Any variances are due to rounding of the percentages shown in the table.
Corporate Scorecard
The 2017 annual cash bonuses for Messrs. Khot, Kahane, Haley, and Porter were tied to achievement of our goals and objectives as set forth in our 2017 corporate scorecard. Messrs. Stubelis and Kane were not eligible for annual cash bonuses. Our 2017 corporate scorecard was comprised of nine weighted stability, performance, client satisfaction, and financial metrics as set forth below, and each metric was assigned a different percentage value of the overall scorecard value. We adjust our corporate scorecard each year based upon our performance goals and strategic priorities for the upcoming year. The 2017 cash bonuses were based on the annual corporate scorecard values. Our 2017 corporate scorecard results are summarized below.

Metric*	Weight	Target	Result	Score
Stability
Voluntary Employee Turnover	5%	11.0%	15.8%	56.5%
New Hires Leaving Within 12 Months	5%	16.0%	12.3%	122.9%
Employee Engagement	—%	4.3	4.0	93.2%
Stability Results	10%			89.7%

Service Performance Index
athenaCollector Composite	12%	100.0%	93.9%	93.9%
athenaClinicals Composite	12%	100.0%	98.4%	98.4%
athenaCommunicator Composite	6%	100.0%	89.9%	89.9%
Hospital Service Composite	10%	100.0%	72.3%	72.3%
Service Performance Index Results	40%			89.3%

Satisfaction
Net Promoter Score	10%	40.0	30.7	76.6%
Inbound Contacts/Per Provider/Per Month	5%	0.55	0.51	106.4%
Satisfaction Results	15%			86.6%

Financial
Bookings ($ millions)	20%	$450.0	$292.9	65.1%
Non-GAAP Operating Income Growth	15%	45.0%	32.1%	71.4%
Financial Results	35%			67.8%

Total Results	100%			81.4%

*	Each metric is defined below under the heading “Definitions.”
The other NEOs’ 2017 target cash bonus award percentages are adjusted upward or downward by 2% for every 1% of variance from the target level set forth in our corporate scorecard based on our actual performance. Because our corporate scorecard was 18.6% below target, the compensation committee decreased the cash bonuses by 37.2% for the other NEOs from the target award levels. In addition, based on input from our CEO, the compensation committee further adjusted the target cash bonus award percentage based on each NEO’s position, the annual performance review of each NEO for fiscal year 2017, and the NEO’s level of responsibility and execution against individual and divisional annual performance goals during 2017, which further demonstrates our commitment to a pay-for-performance philosophy. The following table shows the actual annual cash bonus awarded to Messrs. Khot, Kahane, Haley, and Porter for 2017.

Executive	Base Salary ($) (1)	Target Cash Bonus Award (%)	Actual Cash Bonus Award (%)	2017 Actual Cash Bonus ($) (2)
John A. Kane (3)	328,155	N/A	—	—
Karl Stubelis (4)	214,961	70%	—	—
Prakash Khot	300,000	80%	50.2%	150,720
Stephen N. Kahane (5)	466,673	69.3%	30.5%	142,413
Dan Haley	280,000	70%	44.0%	123,088
Jonathan Porter	300,039	70%	44.0%	131,897

(1)
Amount represents the annual base salary actually paid to the NEO between January 1, 2017 and December 31, 2017, which may be different than the annualized base salary shown elsewhere in this Proxy Statement due to the timing of compensation changes and the number of pay periods during fiscal year 2017.

(2)	Amount represents the Base Salary ($) multiplied by the Actual Cash Bonus Award (%). Any variances are due to rounding of the percentages shown in the table.

(3)
Mr. Kane was appointed as our Interim Chief Financial Officer, effective July 21, 2017. His service as Interim Chief Financial Officer ended effective January 1, 2018. Per Mr. Kane's employment agreement, he was not eligible for a cash bonus.

(4)
Mr. Stubelis, our former Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, separated from athenahealth effective July 21, 2017. As a result, he did not receive a cash bonus for 2017.

(5)
Dr. Kahane stepped down from his position as Executive Vice President and President, Client Organization, effective October 19, 2017, and assumed the position of Executive Director, Strategic Solutions, effective October 20, 2017. Per the amendment to Dr. Kahane's employment agreement, his composite bonus target was based upon his eligible earnings and associated bonus targets in each role.

Corporate Scorecard Metrics Definitions

Metric	Definition
Voluntary Turnover
The number of voluntary terminations within a quarter divided by the average of the starting headcount and ending headcount for the quarter. Voluntary turnover excludes employees on action plans or employees on counseling out plans.

New Hires Leaving in 12 Months	The percentage of employees with less than one year of service from most recent hire date who left voluntarily during the quarter.
Employee Engagement	Quarterly engagement survey results for employees. Employee engagement results are reported in Q2 and Q4 only.
athenaCollector Composite
athenaCollector Composite consists of Ambulatory Days in Accounts Receivable (the average number of days that it takes outstanding balances on claims to be resolved), and Collector Claim Hold Inflow Rate (the number of times a claim moved into client HOLD and MGRHOLD buckets divided by the claims created during the month).

athenaClinicals Composite
athenaClinicals Composite consists of Clinicals Inbox Inflow Rate (the number of practice user actions moving the document into client work buckets divided by the number of clinical encounters during the month) and After-hours Documentation Rate (the percentage of encounter documentation that a provider does outside of business hours).

athenaCommunicator Composite
athenaCommunicator Composite consists of Self-Check In Rate (the number of appointments for which the patient began the self-check in process divided by the total number of appointments which were eligible for self-check in) and Online Self Pay Rate (the total number of self-service payments, not dollars, received via Quick Pay, Check In, or Portal, divided by the total number of payments received by the practice).

Hospital Composite
Hospital Composite consists of Hospital Collector - Hospital Clients Exceeding Cash Goal (the percentage of hospital clients with actual cash flows ≥104% of their average cash flow prior to go-live) and Hospital Clinicals - True CPOE (Computerized Physician Order Entry) Adoption % (the number of inpatient orders input by physicians or mid-level providers divided by total inpatient orders. Only inpatient orders within inpatient departments are included).

Total Revenue	Total revenue for fiscal year 2017, as reported in our Form 10-K for fiscal year 2017.
Client Net Promoter Score
Survey respondents from athenaOne survey (sample includes all clients live, surveyed on a biannual basis) are categorized as detractors (0-6 score for "likelihood to recommend"), passives (7-8), and promoters (9-10). The Net Promoter Score is calculated by subtracting the % of detractors from the % of promoters.

Inbound Contacts per Provider per Month	The number of voice and portal requests we receive on a monthly basis divided by the number of athenaCollector providers and athenaClinicals providers.
Bookings
Annual bookings are defined as the sum of the expected annualized recurring revenue from our athenahealth-branded services and the contracted value from our Epocrates-branded services; net of actual charge backs.

Non-GAAP Operating Income Growth
Management defines “Non-GAAP Operating Income” as the sum of GAAP net income before provision for (benefit from) income taxes; total other expense (income); stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments. Percentage growth of Non-GAAP Operating Income in fiscal year 2017 over Non-GAAP Operating Income in fiscal year 2016.

Non-GAAP Net Income
Management defines “Non-GAAP Net Income” as the sum of GAAP net income before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate.

Equity
Long-term incentive opportunities are the largest element of total executive officer compensation. We use long-term incentive compensation in the form of equity awards to reward long-term performance and help align the interests of our executive officers with those of shareholders. Through the receipt of equity awards, our executive officers participate in the long-term results of their efforts, whether by appreciation in the value of our common stock or the impact of business setbacks, either company-specific or industry-based. Additionally, equity awards provide a means of achieving our retention objectives for our executive officers, in that they are subject to vesting over multiple years.
Long-term incentive awards are typically delivered through performance-based stock units, which we refer to as PSU awards, and time-based stock units, which we refer to as RSU awards. Once vested, each RSU or PSU represents the right to receive one share of our common stock. Because both RSUs and PSUs may increase in value based on the market price of our stock, we believe that these equity vehicles motivate and reward our executives’ high performance and simultaneously enable us to administer our equity-based incentive programs in an efficient, simple, and cost-effective manner.
We typically grant equity awards to our CEO and other executives once per year in the first quarter, on a pre-determined grant date that occurs shortly after the compensation committee reviews and approves the annual equity awards. RSUs vest in equal installments, typically over a four-year period, and require continuous employment, which promotes executive retention and long-term commitment to athenahealth, while encouraging long-term profitable growth. PSUs reward and incentivize increases in shareholder value, while promoting executive retention through the life of the award. At the same time, our PSUs reflect our pay-for-performance philosophy because in years of weaker performance, our executives’ pay is appropriately reduced based on the actual achievement of the performance goals in any given year.
2017 Equity Awards
The compensation committee granted the following equity awards to our NEOs in 2017. We discuss the specific equity vehicles and the target amounts of these equity awards in greater detail below.

Name	Type of Award	PSUs		RSUs
		Units (#)(1)	Value ($)(2)	Units (#)	Value ($)(2)
Jonathan Bush	Annual Award	68,588	7,694,205	—	—
John A. Kane (3)	Appointment Award	—	—	2,739	399,921
Karl Stubelis (4)	Annual Award	8,903	998,712	—	—
Prakash Khot	Annual Award	7,038	789,527	—	—
	Promotion Award	—	—	12,500	1,465,250
Stephen N. Kahane	Annual Award	19,962	2,239,323	—	—
Dan Haley	Annual Award	6,568	736,778	—	—
	Recognition Award	—	—	2,559	299,966
Jonathan Porter	Annual Award	7,084	794,643	—	—

(1)	Amount shown represents the target number of PSUs eligible to be earned under the equity award.

(2)
The amounts reported in this column represent the grant date fair value of the stock and option awards as computed in accordance with ASC Topic 718. The assumptions used to calculate these amounts are set forth in Notes 1 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Mr. Kane was appointed as our Interim Chief Financial Officer, effective July 21, 2017 and served in such capacity through January 1, 2018. The information presented in this table does not reflect equity compensation received by Mr. Kane for services provided as a non-employee director.

(4)
Mr. Stubelis, our former Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, separated from athenahealth effective July 21, 2017. As a result, his PSUs were automatically forfeited.

PSU Program in 2017
The PSU program adopted in 2017 bases our performance-based equity awards upon a range of challenging performance goals (threshold, target, and maximum) for two different performance metrics, revenue growth and non-GAAP adjusted gross margin (now referred to as service automation rate), which we believed are more aligned with our long-term growth and profitability goals. Specifically, these performance goals are closely tied to our guidance for fiscal year 2017, which we communicated on December 15, 2016, at our 9th Annual Investor Summit. In addition, the performance metrics used in our 2017 PSU program are different from the performance metrics set forth in our corporate scorecard to ensure differentiation of metrics between our short-term and long-term incentive programs. Additional information regarding our PSU program is set forth below under “Annual Awards — Performance-Based Annual Awards (PSUs).”

Annual Awards
On February 7, 2017, the compensation committee awarded performance-based annual equity awards to the NEOs, other than Mr. Kane, each shown as an “Annual Award” in the table above.

•	Determination of Awards. In determining the target amount of each individual’s Annual Award, the compensation committee took into account the following:

◦
CEO: The compensation committee uses its discretion to align with our pay-for-performance philosophy in setting the value of Mr. Bush's Annual Award for 2017 commensurate with their evaluation of the following factors: his total compensation relative to peers; his equity ownership and equity grant history (both individually, and among peers); the compensation committee’s assessment of his individual performance for 2016; and our overall corporate performance for 2016. Regarding such individual and corporate performance for 2016, the compensation committee considered Mr. Bush's leadership role and stewardship driving our financial and operational performance and growth, which included 17% growth in total revenue over fiscal year 2015, growth of athenahealth-branded bookings, further expansion into the inpatient and population health markets, and an overall corporate scorecard result of 87.9% in 2016.

▪
Following a review of the factors above, the compensation committee determined to grant to Mr. Bush a target annual equity award in March 2017 consisting of 68,588 PSUs, with a grant date fair value in 2017 of $7.7 million, as computed in accordance with ASC Topic 718.

◦
Other NEOs: For the other NEOs, our equity compensation strategy begins with a target annual equity award expressed as a percentage of base salary based on each executive’s position and competitive market data. From there, the compensation committee considered the position of each NEO, the annual performance review of each NEO for fiscal year 2016, the nature and scope of each NEO’s area of responsibility, and the recommendations of our CEO, which were based upon his assessment of the professional effectiveness and capabilities of these executive officers, to determine the amount of each other NEO’s actual annual equity award expressed as a percentage of base salary.

◦
As further explained below, the PSUs granted to Mr. Bush and other senior executives are eligible to be earned over three performance periods, with only one-third of the total PSU award eligible to be earned during each period.

◦	The calculation of the target amount of the equity award granted to each of Messrs. Stubelis, Khot, Kahane, Haley, and Porter is shown below.

Name	Base Salary ($) (1)	Target Equity Award (%)	Actual Equity Award (%)	Annual Award Cash Value ($)(2)	Annual Equity Award (#)(3)
Karl Stubelis	379,500	275.0%	275.0%	1,043,625	8,903
Prakash Khot (4)	300,000	275.0%	275.0%	825,000	7,038
Stephen N. Kahane	520,000	450.0%	450.0%	2,340,000	19,962
Dan Haley (5)	280,000	275.0%	275.0%	770,000	6,568
Jonathan Porter	302,000	275.0%	275.0%	830,500	7,084

(1)	The amount shown in this column represents fiscal year 2017 base salary amounts.

(2)	Amount represents the Base Salary ($) multiplied by the Actual Equity Award (%). Any variances are due to rounding of the percentages shown in the table.

(3)
The number of shares of our common stock subject to the equity award is calculated by dividing the cash value by the closing price per share of our common stock on March 1, 2017, which was $117.22 per share. The amount shown represents the target number of PSUs eligible to be earned under the equity award.

(4)
The target equity award percentage for Mr. Khot's award was based on his title at the time of grant. As described elsewhere in this section, Mr. Khot also received an equity award in recognition of his promotion to executive vice president.

(5)	As described elsewhere in this section, Mr. Haley also received an equity award in recognition of his assumption of expanded scope during leadership transition in 2016.

•	2017 Performance-Based Stock Unit (PSU) Annual Awards
On February 7, 2017, the compensation committee approved annual awards in the form of PSUs for Messrs. Bush, Stubelis, Khot, Kahane, Haley, and Porter, which we refer to as the 2017 PSU Awards.

One-third of the target amount of the 2017 PSU Awards is eligible to be earned by the grantee in each of the following three performance periods: (1) January 1, 2017 to December 31, 2017, which we refer to as the 2017 Performance Period; (2) January 1, 2018 to December 31, 2018, which we refer to as the 2018 Performance Period; and (3) January 1, 2019 to December 31, 2019, which we refer to as the 2019 Performance Period. Following each performance period, the compensation committee will certify whether the performance goals have been met and if so, at what level. Based on that certification, the PSUs earned during the performance period vest as to the appropriate portion on the 1st day of March in the fiscal year following the relevant performance period (i.e., on March 1, 2018 for the 2017 Performance Period). No PSUs are earned if the threshold levels for the award are not achieved. The maximum earned payment amount is equal to 150% of the target award. Any PSUs not earned at the end of a performance period are automatically forfeited.
Performance Measures
Each award recipient may earn between 0% and 150% of his or her target award depending on our level of achievement of performance goals established for the following performance measures:

•
Revenue Growth. Seventy percent (70%) of the target award is based on revenue growth, specifically, our compound annual growth rate, or CAGR, of total revenue for fiscal years 2017, 2018, and 2019 compared to total revenue for the year ended December 31, 2016. Total revenue will be as reported in our annual report on Form 10-K for each such fiscal year. One-third of this portion of the target award (i.e., 23.33%) is eligible to be earned in each performance period.

•
Service Automation Rate (formerly referred to as Non-GAAP Adjusted Gross Margin~~)~~. Thirty percent (30%) of the target award is based on service automation rate. Service automation rate is based on our service automation profit expressed as a percentage of total revenue and is measured at the end of each of the 2017, 2018, and 2019 Performance Periods. We define service automation profit as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) exit costs, including restructuring costs allocated to cost of revenue, (4) amortization and depreciation expense allocated to cost of revenue, and (5) overhead expense allocated to cost of revenue. One-third of this portion of the target award (i.e., 10%) is eligible to be earned in each performance period.

Performance Goals; Achievement in 2017 Performance Period
On February 7, 2017, pursuant to and in accordance with the award agreements for the 2017 PSU Awards, the compensation committee established the following performance levels, associated vesting, and performance goals for the 2017 PSU Awards during each of the 2017, 2018, and 2019 Performance Periods. The following table sets forth the threshold, target, and maximum levels of each performance measure, as well as our actual achievement of such performance measure for the 2017 Performance Period. Although the target level of the revenue growth performance metric for our 2017 PSUs was set below our actual revenue growth performance in 2016, the target level was closely tied to our guidance for fiscal year 2017. The compensation committee believes it is important to note that the performance metric for revenue growth represents a compound annual growth rate as compared to our total revenue at December 31, 2016. Accordingly, revenue growth during the second and third performance periods represent true, long-term performance goals, specifically, revenue growth over two and three years, respectively.

Performance Levels & Associated Vesting	Revenue Growth (70% weighting)	Service Automation Rate (30% weighting)
	Performance Goals
Threshold (50% of eligible PSUs earned)	15%	60%
Target (100% of eligible PSUs earned)	21%	63%
Maximum (150% of eligible PSUs earned)	30%	70%
2017 Performance Period	Actual Achievement of Performance Measures
	12.7%	64.6%

The following table sets forth the maximum number of PSUs eligible to be earned by Messrs. Bush, Khot Kahane, Haley, and Porter during the 2017 Performance Period, as well as the number of PSUs actually earned based on our achievement of 12.7% revenue growth and 64.6% service automation rate.

Mr. Stubelis left athenahealth prior to the end of the 2017 Performance Period and therefore his PSUs were forfeited. As noted above, only one-third of the total PSU award was eligible to be earned during the 2017 Performance Period. On a weighted basis, each recipient vested in approximately 22.3% of maximum PSUs and approximately 33.4% of target PSUs eligible to be earned during the 2017 Performance Period.

Name	Revenue Growth: Maximum PSUs	Revenue Growth: PSUs Earned	Service Automation Rate: Maximum PSUs	Service Automation Rate: PSUs Earned	Total Maximum PSUs	Total PSUs Earned
	2017 Performance Period
Jonathan Bush	22,004	—	10,290	7,644	34,294	7,644
Karl Stubelis (1)	N/A	N/A	N/A	N/A	N/A	N/A
Prakash Khot	2,463	—	1,056	784	3,519	784
Stephen N. Kahane	6,987	—	2,994	2,224	9,981	2,224
Dan Haley	2,299	—	985	732	3,284	732
Jonathan Porter	2,481	—	1,062	788	3,543	788

(1)	Mr. Stubelis separated from athenahealth, effective July 21, 2017. As a result, his PSUs were automatically forfeited.

•	2016 Performance-Based Stock Unit (PSU) Annual Awards
On February 9, 2016, the compensation committee approved annual awards in the form of PSUs for Messrs. Bush, Kahane, and Haley, which we refer to as the 2016 PSU Awards. None of the other 2017 NEOs received 2016 PSU Awards. One-third of the target amount of 2016 PSU Award is eligible to be earned by the grantee in each of the following three performance periods: (1) January 1, 2016 to December 31, 2016, which we refer to as the 2016 Performance Period; (2) January 1, 2017 to December 31, 2017, which we refer to as the 2017 Performance Period; and (3) January 1, 2018 to December 31, 2018, which we refer to as the 2018 Performance Period. Following each performance period, the compensation committee will certify whether the performance goals have been met and if so, at what level. Based on that certification, the PSUs earned during the performance period vest as to the appropriate portion on March 1 of the fiscal year following the relevant performance period (i.e., on March 1, 2017 for the 2016 performance period). No PSUs are earned if the threshold levels for the award are not achieved. The maximum earned payment is 150% of the target award. Any PSUs not earned at the end of a performance period are automatically forfeited.
Performance Measures
Each award recipient may earn between 0% and 150% of his target award depending on our level of achievement of performance goals established for the following performance measures:

•
Revenue Growth. Seventy percent (70%) of the target award is based on revenue growth, specifically, our compound annual growth rate, or CAGR, of total revenue for fiscal years 2016, 2017, and 2018 compared to total revenue for the year ended December 31, 2015. Total revenue will be as reported in our annual report on Form 10-K for each such fiscal year. One-third of this portion of the target award (i.e., 23.33%) is eligible to be earned in each performance period.

•
Service Automation Rate (formerly referred to as Non-GAAP Adjusted Gross Margin). Thirty percent (30%) of the target award is based on service automation rate. Service automation rate is based on our service automation profit expressed as a percentage of total revenue and is measured at the end of each of the 2016, 2017, and 2018 Performance Periods. We define service automation profit as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) exit costs, including restructuring costs allocated to cost of revenue, (4) amortization and depreciation expense allocated to cost of revenue, and (5) overhead expense allocated to cost of revenue. One-third of this portion of the target award (i.e., 10%) is eligible to be earned in each performance period.

Performance Levels & Associated Vesting	Revenue Growth (70% weighting)	Service Automation Rate (30% weighting)
	Performance Goals
Threshold (50% of eligible PSUs earned)	15%	60%
Target (100% of eligible PSUs earned)	20%	64%
Maximum (150% of eligible PSUs earned)	30%	70%
2017 Performance Period	Actual Achievement of Performance Measures
	14.88%	64.6%
The following table sets forth the maximum number of PSUs eligible to be earned by Messrs. Bush, Kahane, and Haley, during the 2017 Performance Period, as well as the number of PSUs actually earned based on our achievement of 14.88% revenue growth and 64.6% service automation rate. Mr. Stubelis left athenahealth prior to the end of the 2017 Performance Period and so his PSUs were forfeited. As noted above, only one-third of the total PSU award was eligible to be earned during the 2017 Performance Period. On a weighted basis, each recipient vested in approximately 31.5% of maximum PSUs and approximately 21.0% of target PSUs eligible to be earned during the 2017 Performance Period.

Name	Revenue Growth: Maximum PSUs	Revenue Growth: PSUs Earned	Service Automation Rate: Maximum PSUs	Service Automation Rate: PSUs Earned	Total Maximum PSUs	Total PSUs Earned
	2016 Performance Period
Jonathan Bush	19,090	—	8,181	5,726	27,271	5,726
Dan Haley	2,035	—	873	611	2,908	611
Stephen N. Kahane	6,187	—	2,652	1,856	8,839	1,856

(1)	Mr. Stubelis separated from athenahealth, effective July 21, 2017. As a result, his PSUs automatically forfeited on such date.

•	Time-Based Restricted Stock Unit (RSU) Annual Awards
On July 13, 2017, the board of directors appointed John A. Kane to serve as Interim Chief Financial Officer, effective July 21, 2017. Pursuant to his related employment agreement, Mr. Kane was granted an equity award consisting of time-based RSUs that vest in equal monthly installments over a six-month period.
Promotion Awards
On March 1, 2017, in connection with his February 2017 promotion to Executive Vice President and Chief Technology Officer, the compensation committee awarded 12,500 time-based RSUs to Mr. Khot. In approving the equity award for Mr. Khot, the compensation committee took into account the recommendations of our CEO, which were based upon his assessment of Mr. Khot's skills, qualifications, responsibilities, and experience, as well as his assessment of the competitive market. The RSU award is subject to our standard four-year time-based vesting schedule of 25% per year.
Recognition Award
On March 1, 2017, upon the recommendation of our CEO, the compensation committee awarded 2,559 time-based RSUs to Mr. Haley in recognition of his assumption of expanded scope during leadership transition in 2016. The award vests 10%, 20%, 30%, and 40% on the first, second, third, and fourth anniversary of the date of grant, respectively.
Other Compensation Policies
Stock Ownership Guidelines
In an effort to more closely align the interests of our directors and executive officers with those of our shareholders, each director and executive officer is required to meet the following minimum stock ownership guidelines:

Position	Guideline
Director	$200,000
CEO	6X base salary
CFO	3X base salary
EVP and SVP	2X base salary

Shares that are counted towards satisfaction of these guidelines include:

•	shares held directly or held in trust for the executive officer or director and his or her immediate family;

•	50% of the value of RSU awards; and

•	50% of the intrinsic value of vested but unexercised stock options.
Each executive officer and director has five years to come into compliance from the later of (1) the date of adoption of the guidelines (i.e., October 22, 2013), or (2) the date they assumed a position subject to the guidelines. As of April 11, 2018, all of our NEOs and directors met the applicable minimum stock ownership guidelines.
Anti-hedging and anti-pledging policies
Our insider trading policy generally prohibits all directors, executive officers, and employees from buying our securities on margin, borrowing against our securities held in a margin account, pledging our securities as collateral for a loan, engaging in short sales of our securities, and buying or selling derivatives on our securities, other than as may be allowed in certain exceptional and limited circumstances with the permission of the compensation committee.
Clawback Policy
Our executive incentive plan provides that any cash bonus paid to an executive officer may be recovered, which we refer to as clawed back, in the event that our Board of Directors determines that a significant restatement of our financial results or other metrics for any of the three prior fiscal years is the result of the executive officer’s fraud or willful misconduct and the executive officer’s cash bonus would have been lower had the results or metrics been properly calculated. In addition, our PSU award agreements provide that any grantee’s right to receive or retain an award or any amounts thereunder is subject to forfeiture, cancellation, recoupment, rescission, payback, setoff, or other similar action in accordance with any policy that we may adopt or amend from time to time related to any such actions, including any adoption or amendment pursuant to the rules and regulations of the SEC.
Change in Control and Severance Plans
On October 23, 2017, our Board of Directors adopted (i) the athenahealth, Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives, which we refer to as the CIC Plan, and (ii) the athenahealth, Inc. Severance Plan for U.S. Officers and Executives, which we refer to as the Severance Plan and, we refer together with the CIC Plan as the Plans. Each of our NEOs (other than Messrs. Stubelis, Kane and Kahane) is eligible to receive severance benefits under the Plans.
Under the CIC Plan, our NEOs will become entitled to certain severance benefits on a so-called double trigger basis in the event their employment were to terminate under certain defined circumstances in connection with our change in control. Accordingly, such benefits would be triggered in connection with such a change in control only if the executive officer's employment is terminated by us, other than for cause, or such executive officer resigns in connection with (i) a material reduction in his or her rate of annual base salary; (ii) a material diminution in his or her duties or responsibilities as an executive of athenahealth;(iii) a change in the geographic location of his or her principal place of employment by more than 50 miles; or (iv) a material breach by us of any applicable written employment agreement with the executive.
The CIC Plan is designed to encourage the executive officers to remain in our service in the event of an actual or potential change in control transaction and align the interests of our executive officers with those of our shareholders by enabling the executive officers to consider transactions that are in the best interests of the shareholders and provide opportunities for the creation of substantial shareholder value without undue concern over whether those transactions may jeopardize their employment or their existing compensation arrangements.
Based on the foregoing considerations, the compensation committee believes that the benefits provided under the CIC Plan have been set at a fair and reasonable level and appropriately balance the respective interests of the various stakeholders.
The Severance Plan provides the executive officers with severance payments and benefits in the event that the executive’s employment is terminated by athenahealth or its subsidiaries for any reason other than cause, permanent disability or death. The compensation committee believes that such protections are typical for executive officers in our compensation peer group.
For further information regarding the Plans and the severance benefits provided thereunder, please see the section entitled "Potential Payments Upon Termination or Change in Control" that appears later in this proxy statement.

Equity Award Grant Policy
Our equity award grant policy formalizes our process for granting equity-based awards to our executive officers and other employees. Under our equity award grant policy, all awards must be approved by our compensation committee (subject to the delegation process described below). All stock options are granted with an exercise price that is not less than the fair market value of our common stock, calculated based on our closing market price on the grant date. Under our equity award grant policy, equity awards are generally granted only on the first business day of any month, as follows:

•
awards in conjunction with the hiring of a new employee or the promotion of an existing employee are made on the first trading day of the month following the later of (1) the hire date or the promotion date or (2) the date on which the award is approved; and

•	awards to existing employees other than in connection with a promotion are made, if at all, on an annual basis.
Our compensation committee has delegated authority to our General Counsel to approve equity awards to persons who are not (and are not reasonably expected to be upon their hiring or promotion) at or above the vice president cohort level or a member of our Board of Directors, of awards with an estimated fair market value of less than $1 million to any one person in any one calendar year. All equity awards that do not fall under the General Counsel’s delegated authority require approval of the compensation committee.
Health and Welfare Benefits
We provide the following health and welfare benefits to our executive officers on the same basis as the benefits provided to all employees:

•	health, dental, and vision insurance;

•	life insurance;

•	short- and long-term disability;

•	401(k) plan; and

•	an employee stock purchase plan.
These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees. We provide a matching contribution to each employee, including our executive officers, who participates in our 401(k) plan of one-half of employee contributions up to 6% of eligible compensation.
Use of Company Aircraft
We permit the personal use of our corporate aircrafts by our employees, including our NEOs, at their own expense pursuant to time sharing agreements. On certain occasions, an NEO’s spouse or other immediate family member has accompanied the NEO on business-related flights on aircrafts that we own or lease or provide pursuant to time sharing agreements.
Employment and Separation Agreements
We have written employment agreements with each of our NEOs, which provide for “at-will” employment and a base salary subject to annual review. Each NEO is also eligible to participate in our employee benefit plans, to the extent eligible, on the same terms as similarly situated executive officers, and is eligible for a cash bonus as described above. Finally, these agreements prohibit each executive officer from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our clients to a competitor, or disclosing our confidential information or business practices.
The employment agreement for each of Mr. Levine and Dr. Kahane provide for severance payments if we terminate his employment without “cause” or he resigns from his employment for “good reason.” See “Potential Payments Upon Termination or Change-in-Control” below for additional information about the terms of these employment agreements.

On July 10, 2017, we entered into a separation agreement with Mr. Stubelis, which provides the terms concerning his separation from employment with us as of July 21, 2017 and superseded his prior employment agreement. The separation agreement provides, among other matters, the following termination benefits: (i) salary continuation for a period of 12 months following the separation date of July 21, 2017, and (ii) the continued vesting of certain RSU awards previously granted to Mr. Stubelis through their next vesting date as though Mr. Stubelis had been employed by us through the upcoming vesting dates, which included an aggregate of 4,500 RSUs. Mr. Stubelis also has acknowledged that he continues to be bound by his obligations under his employment agreement that survive the termination of his employment. Under the separation agreement, Mr. Stubelis also agreed to a non-disparagement, as well as a general release of claims.
Tax and Accounting Considerations
For years prior to 2018, Section 162(m) of the Code generally disallowed public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the CEO and each of the three other most highly-compensated executive officers (other than the CFO) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a shareholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are outside directors and certain other conditions are satisfied. In addition, PSU awards with performance-vesting goals tied to one or more of the performance criteria approved by the shareholders may also be structured to qualify as performance-based compensation for Section 162(m) purposes. However, RSU awards will not qualify as such performance-based compensation.
The exemption for qualified performance-based compensation has been repealed and the class of affected executives has been expanded effective for taxable years beginning after December 31, 2017 such that compensation paid to our covered executive officers in excess of $1 million dollars will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of the uncertainties as to the scope and application of the transition relief, no assurances can be given that compensation intended to satisfy the requirements for exemption under Section 162(m) will in fact be fully deductible.
Generally accepted accounting principles require us to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. We also are required to recognize the compensation cost of stock-based compensation awards in our income statements over the period that an executive officer is required to render service in exchange for the option or other award.
Prospective Changes to 2018 Compensation
During the course of our 2017 shareholder outreach efforts, we received and listened to feedback from our shareholders regarding the design of our bonus and equity programs, and as a result, adjusted our compensation plan for 2018. As part of our new plan design, we incorporated some of that feedback and considered other factors. As a result, our new plan includes:

•	A simplified bonus plan tied to key financial metrics that drive shareholder value creation;

•	Different metrics for the short- and long-term incentive plans;

•	Performance and vesting periods greater than one-year;

•	Incorporation of relative performance measure in long-term incentive plan; and

•	Continuation of majority of equity tied to performance conditions.
In response to shareholder feedback and in consideration with market practices, management recommended, and the compensation committee supported, changes to the overall design of our bonus and equity programs for 2018. These changes further strengthen the alignment between pay and performance and more closely align our executives with our shareholders' interests.

The compensation committee adopted a new, simpler bonus program consisting of three key financial and operational metrics. The compensation committee approved threshold, target, and maximum performance levels for each metric that are aligned with the business, are achievable, but also reflect stretch performance. The metrics and weightings for the 2018 bonus programs are:

Metric	Weighting	Rationale for Selection
Non-GAAP operating margin	50%	Reflects athenahealth’s success in executing and maintaining its cost savings initiative, as well as ongoing cost structure and efficiencies
Revenue	35%	Exhibits the success of athenahealth’s services
Client retention	15%	Directly drives revenue and profitability

The compensation committee also approved changes to the executive equity program, moving to a balanced portfolio of PSUs, non-qualified stock options and time-base RSUs. The new PSU program, which accounts for 60% of CEO, executive vice president and senior vice president equity grants, adds a relative total shareholder return performance measure against the NASDAQ computer index and has a three-year performance period, which replaces the prior one-year performance period. Measuring total shareholder return against an external index and moving the performance period and vesting to a three-year period directly aligns with shareholder interests and ensures a focus on execution against internal goals as well as directly against our competition. Non-qualified stock options, which represent 20% of the overall executive equity grant, are also directly aligned with shareholders as no value is realized unless the stock price increases. Time-based RSUs, also representing 20% of the overall grant, provide retention in up and down markets. This mix of equity ensures that a majority of long-term incentives are still performance based and tied to both relative and absolute stock price performance.

Finally, a market assessment was conducted for all NEOs to ensure alignment with the market. With consideration given to the bonus and equity plan targets, the compensation committee sought to ensure that base salaries continue to generally be aligned with the 65th percentile of market, and adjustments were made to base salaries for certain executive vice presidents or senior vice presidents to address gaps. No changes were made to the CEO or CFO base salaries.

Compensation Committee Interlocks and Insider Participation
During 2017, Drs. Kosecoff and Abernethy and Mr. Ittycheria served as members of our compensation committee. No member of the compensation committee was an employee or officer of athenahealth during 2017, a former officer of athenahealth, or had any other relationship with us requiring disclosure herein.
During the last fiscal year, none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

Compensation Committee Report
The compensation committee of the Board of Directors of athenahealth has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on this review and discussion, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and in this Proxy Statement.
THE COMPENSATION COMMITTEE
Jacqueline B. Kosecoff (Chair)
Dev Ittycheria
Amy Abernethy

The information contained in this report shall not be deemed to be soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, which we refer to as the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

COMPENSATION TABLES
Summary Compensation
The following table sets forth information concerning the compensation of the NEOs for the fiscal years ended December 31, 2017, 2016, and 2015.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jonathan Bush (4)	2017	598,846	—	7,694,205	—	218,448	13,967	8,525,466
Chief Executive Officer, President and Director	2016	590,000	—	7,842,546	—	417,381	12,059	8,861,986
	2015	612,692	—	—	4,452,705	617,343	6,524	5,689,264
John A. Kane (5)	2017	328,155	—	622,170	—	—	35,073	985,398
Former Interim Chief Financial Officer
Karl Stubelis (6)	2017	214,961	—	998,712	—	—	179,617	1,393,290
Former Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	2016	319,327	—	2,612,263	—	169,435	7,950	3,108,975
	2015	277,501	1,000	1,017,263		149,740	2,975	1,448,479
Prakash Khot (7)	2017	300,000	500	2,254,777	—	150,720	8,271	2,714,268
Executive Vice President and Chief Technology Officer

Stephen N. Kahane (8)	2017	466,673	—	2,239,323	—	142,413	18,753	2,867,162
Former Executive Vice President and President, Client Organization	2016	518,462	—	2,541,695	—	314,395	7,950	3,382,502
	2015	496,846	—	3,188,598	192,505	379,193	3,696	4,260,838
Dan Haley (7)	2017	280,000	—	1,036,744	—	123,088	19,984	1,459,816
Senior Vice President, Chief Legal and Administrative Officer

Jonathan Porter (7)	2017	300,039	—	794,643	—	131,897	19,575	1,246,154
Senior Vice President, Network Services

(1)
This column reflects the grant date fair value computed in accordance with ASC Topic 718. The assumptions used to calculate these amounts are set forth in Notes 1 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. For performance-based awards, the grant date fair value is based upon the probable outcome (which represents the maximum award payable) of the awards consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718.

(2)
For 2017, the amounts listed in this column represent cash incentive awards earned by the NEOs for 2017 performance, as further described in the section entitled “Cash Bonus” above. The amounts listed in this column for 2016 and 2015 are reported in the fiscal year earned. The NEOs received their cash incentive award payments in the year following the fiscal year in which the award was earned.

(3)The following table sets forth all other compensation amounts for 2017 by type:

Name	Matching 401(k) Contributions	Taxable Long-Term Disability Contributions	Tax Gross-ups (a)	Accrued Vacation	Other Payments	Total All Other Compensation
Jonathan Bush	8,100	172	5,695	—	—	13,967
John A. Kane (b)	—	73	—	—	35,000	35,073
Karl Stubelis (c)	8,051	99	4,259	6,650	160,558	179,617
Prakash Khot	8,100	172	—	—	—	8,271
Stephen N. Kahane	6,981	172	11,601	—	—	18,753
Dan Haley	8,100	172	11,712	—	—	19,984
Jonathan Porter	7,952	172	11,451	—	—	19,575

(a)
Tax gross-ups were paid in connection with tax obligations associated with travel, entertainment, and meals for the NEO’s spouse or children that were provided by us. In 2017, tax gross-ups were provided in connection with spousal or family travel to our 100% annual sales club meeting. Perquisites and other personal benefits provided to each of the NEOs had an aggregate incremental value of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules.

(b)	For Mr. Kane, the amount reported under "Other Payments" represents additional compensation relating to his temporary assignment as our Interim Chief Financial Officer.

(c)
For Mr. Stubelis, the amounts reported under “Accrued Vacation” and “Other Payments” were made pursuant to his separation agreement dated July 10, 2017. For more information on Mr. Stubelis' separation agreement, see “Employment and Separation Agreements” above.

(4)	Mr. Bush ceased to be the Chairman of the Board of Directors on February 7, 2018. He remains a Director.

(5)	Mr. Kane was appointed as Interim Chief Financial Officer, effective July 21, 2017. As such, his compensation is provided only for 2017.

(6)
Mr. Stubelis, our former Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, separated from athenahealth pursuant to a separation agreement dated July 10, 2017. Under the terms of the separation agreement, Mr. Stubelis' employment with us ended on July 21, 2017. For more information on Mr. Stubelis' separation agreement, see “Employment and Separation Agreements” above.

(7)	Compensation for Messrs. Khot, Haley, and Porter is provided only for 2017 because they were not named executive officers in 2016 or 2015.

(8)	Dr. Kahane ceased to be an executive officer after stepping down from his role as Executive Vice President and President, Client Organization on October 19, 2017.

Grants of Plan-Based Awards
The following table sets forth information concerning plan-based awards granted to the NEOs during the fiscal year ended December 31, 2017.
Grants of Plan-Based Awards — 2017

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonathan Bush	3/1/2017				34,294	68,588	102,882		7,694,205
		—	720,000	—
John A. Kane (5)	3/1/2017							1,896	222,249
	8/1/2017							2,739	399,921
		—	—	—
Karl Stubelis	3/1/2017				4,451	8,903	13,354		998,712
		151,800	265,650	322,575
Prakash Khot	3/1/2017				3,519	7,038	10,557		789,527
	3/1/2017							12,500	1,465,250
		150,000	240,000	300,000
Stephen N. Kahane	3/1/2017				9,981	19,962	29,943		2,239,323
		260,000	416,000	520,000
Dan Haley	3/1/2017				3,284	6,568	9,852		736,778
	3/1/2017							2,559	299,966
		112,000	196,000	238,000
Jonathan Porter	3/1/2017				3,542	7,084	10,626		794,643
		120,800	211,400	256,700

(1)
The amounts reported in this column represent the threshold, target, and maximum cash incentive awards for fiscal year 2017. The cash incentive awards are paid annually. The amounts earned by each NEO for 2017 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. These awards are described in more detail above in the section entitled “Cash Bonus.”

(2)
The amounts reported in this column represent the number of shares subject to performance-based PSU awards granted to the NEOs pursuant to our 2007 Stock Option and Incentive Plan. These awards are described in more detail above in the section entitled “Equity.”

(3)
The amounts reported in this column represent the number of shares subject to RSU awards granted to the NEOs pursuant to our 2007 Stock Option and Incentive Plan. These awards are described in more detail above in the section entitled “Equity.”

(4)
The amounts reported in this column represent the grant date fair value of the stock awards as computed in accordance with ASC Topic 718. The assumptions used to calculate these amounts are set forth in Notes 1 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(5)
In connection with Mr. Kane's appointment as our Interim Chief Financial Officer. he was granted an award of 2,739 RSUs. Mr. Kane's service as Interim Chief Financial Officer ended effective January 1, 2018. Per his employment agreement, Mr. Kane was not eligible for a cash bonus. Mr. Kane was also granted an award of 1,896 RSUs in accordance with the 2017 director compensation plan.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards for each NEO outstanding as of December 31, 2017. Mr. Stubelis stepped down from his position, effective July 21, 2017 and, as a result, had no outstanding equity awards as of December 31, 2017, and is not included in the table below.
Outstanding Equity Awards at Fiscal Year-End — 2017

			Option Awards				Stock Awards
Name	Grant Date	Vesting Start Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jonathan Bush	3/3/2008	(3)	14,750	—	32.72	3/3/2018
	4/1/2010	2/15/2010	85,000	—	36.78	4/1/2020
	4/1/2011	4/1/2011	75,000	—	44.90	4/1/2021
	3/1/2012	3/1/2012	244,630	—	70.86	3/1/2022
	3/1/2013	(4)	182,000	—	96.09	3/1/2023
	3/3/2014	(5)	75,000	25,000	195.05	3/3/2024
	3/2/2015	(6)	45,000	45,000	129.25	3/2/2025
	3/1/2016	(7)					—	—	36,363	4,837,734
	3/1/2017	(8)					—	—	68,588	9,124,948
John A. Kane	10/3/2011	7/1/2011	6,812	—	56.03	10/3/2021
	3/3/2014	6/1/2014	3,268	—	195.05	3/3/2024
	3/1/2017	3/1/2017					1,896	252,244	—	—
	8/1/2017	8/1/2017					912	121,332	—	—
Prakash Khot	3/1/2016	3/1/2016					9,375	1,247,250
	3/1/2017	3/1/2017					12,500	1,663,000
	3/1/2017	(8)					—	—	7,038	936,336
Stephen N. Kahane	3/1/2011	3/1/2011	9,000	—	45.10	3/1/2021
	3/1/2011	(9)	15,561	—	45.10	3/1/2021
	3/3/2014	3/1/2014					1,875	249,450	—	—
	3/3/2014	(5)					1,634	217,387	—	—
	3/2/2015	(6)	1,946	1,945	129.25	3/2/2025
	3/2/2015	3/1/2015					10,000	1,330,400	—	—
	3/2/2015	(6)					2,334	310,515	—	—
	3/1/2016	(7)					—	—	11,786	1,568,009
	3/1/2017	(8)					—	—	19,962	2,655,744
Dan Haley	3/3/2014	3/1/2014					368	48,959	—	—
	3/3/2014	3/1/2014					937	124,658	—	—
	3/3/2014	3/1/2014	737	245	195.05	3/3/2024
	3/3/2014	3/1/2014	1,875	625	195.05	3/3/2024
	3/2/2015	3/1/2015					521	69,314	—	—
	11/2/2015	11/2/2015					6,250	831,500	—	—
	3/1/2016	(7)					—	—	3,879	516,062
	3/1/2017	3/1/2017					2,559	340,449
	3/1/2017	(8)					—	—	6,568	873,807
Jonathan Porter	3/3/2014	3/1/2014					224	29,801	—	—
	3/3/2014	3/1/2014					625	83,150	—	—
	3/2/2015	3/1/2015					474	63,061	—	—
	3/1/2016	3/1/2016					2,259	300,537	—	—
	11/1/2016	11/01/2016					9,375	1,247,250		—
	3/1/2017	(8)							7,084	942,455

(1)	Unless indicated otherwise, all stock options and RSUs vest in four equal annual installments beginning on the first anniversary of the vesting start date.

(2)	Based on a per share price of $133.04, which was the closing price per share of our common stock as quoted on NASDAQ on December 29, 2017.

(3)	100% exercisable and vested on the grant date.

(4)
Represents an award of 182,000 stock options, half of which are subject to vesting upon attainment of pre-established performance metrics. The performance metrics were attained, and 22,750 performance-based stock options and 22,750 time-based stock options vested in full on March 1, 2017.

(5)
Represents a performance-based stock option and/or PSU award, which vests in four equal annual installments beginning on March 1, 2015, based upon the achievement of certain performance goals for the 2014 performance period.

(6)
Represents a performance-based stock option and/or PSU award, which vests in four equal annual installments beginning on March 1, 2016, subject to achievement of certain performance goals for the 2015 performance period. The awards are described in more detail above in the section entitled “Equity.”

(7)
Represents a PSU award, which vests in three equal annual installments beginning on March 1, 2017, based upon the achievement of certain performance goals for the 2016, 2017 and 2018 performance periods.

(8)
Represents a PSU award, which vests in three equal annual installments beginning on March 1, 2018, based upon the achievement of certain performance goals for the 2017, 2018 and 2019 performance periods.

(9)
Represents a performance-based stock option award. The option vested based upon the attainment of pre-established performance metrics on the March 1 following each of the performance periods, 2011-2012, 2013 and 2014.

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of stock options by, and PSU and RSU awards that vested for, the NEOs during the fiscal year ended December 31, 2017.
Option Exercises and Stock Vested — 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jonathan Bush	12,875	927,372	14,451	1,704,496
John A. Kane	70,000	6,676,019	3,527	439,637
Karl Stubelis	—	—	7,230	948,613
Prakash Khot	—		3,125	390,250
Stephen N. Kahane	—	—	16,327	1,913,851
Dan Haley	—	—	6,563	791,627
Jonathan Porter	—	—	6,215	818,491

(1)	This amount is equal to the difference between the fair market value of the shares acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options exercised.

(2)	This amount is the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested.
Potential Payments Upon Termination or Change in Control
The following discussion and tables describe and explain the potential payments and benefits that would be received by the NEOs upon a termination of employment or a change in control of athenahealth.
Change in Control Severance Plan for Certain U.S. Officers and Executives
The CIC Plan provides our NEOs (other than Messrs. Stubelis and Kahane) with the following severance payments and benefits in the event that the executive’s employment with us is terminated within three months prior to, or 12 months after, our change in control either (a) by us for any reason other than cause, permanent disability or death or (b) by the executive for good reason, provided that such termination is in connection with the change in control:

•
a cash payment equal to the sum of the executive’s annual base salary in effect on the date of separation and 100% of the executive’s target annual bonus, in each case payable in equal pro rata installments for a period of 24 months in the case of the CEO and 12 months in the case of the other NEOs;

•	eligibility to continue medical and dental coverage as in effect at the date of termination for a period of 18 months in the case of the CEO and 12 months in the case of the other NEOs;

•
all stock options held by the executive as of the date of separation will become fully vested and will be exercisable for a period equal to the greater of (i) the period set forth in the applicable option agreement covering such options or (ii) 12 months from the date of separation;

•
all unvested restricted stock, restricted stock units and performance stock held by the executive as of the date of separation which are subject solely to time-based vesting requirements will accelerate and become immediately vested and all such unvested awards subject in whole or in part to performance-based vesting provisions will accelerate and become vested as though the target requirements have been attained; and

•	the cost of outplacement services up to $10,000 for a period of up to three months after the date of separation.
For purposes of the CIC Plan, the following definitions apply:

•
Change in control means: (a) acquisition of our securities by any person so as to make that person the beneficial owner of our securities representing more than 30 percent of the combined voting power of the then-outstanding; (b) certain changes in the composition of our Board of Directors; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of our assets, in each case, unless 50 percent or more of the outstanding voting power of the successor entity is owned, in substantially the same proportions, by the persons who were our stockholders immediately prior to the transaction; or (d) approval by our shareholders of our complete liquidation or dissolution.

•
Good reason means, the occurrence, without the participant’s consent, of (a) a material reduction in the executive’s rate of annual base salary; (b) a material diminution in the executive’s duties or responsibilities as an executive of the Company;(c) a change in the geographic location of the executive’s principal place of employment by more than 50 miles; or (d) a material breach by us of any applicable written employment agreement with the participant.

•
Cause means (i) the executive’s repeated failure to comply with our lawful directives or other continued failure by the executive to substantially perform his or her employment duties; (ii) any criminal act or act of dishonesty, fraud or willful misconduct by the executive that has or is likely to have a material adverse effect on our property, operations, business or reputation; (iii) the material breach by the executive of any legal duty the executive owes to, or the terms of any covenant or other agreement that the executive has with us; (iv) the revocation, suspension, or other loss by the executive of any license, registration, certification or other authorization required by law, contract, or policy for the executive to perform the material duties and responsibilities of the executive’s job; or (v) acts by the executive of willful malfeasance or gross negligence in a matter of material importance to us.

Severance Plan for U.S. Officers and Executives
The Severance Plan provides the NEOs (other than Messrs. Stubelis and Kahane) with the following severance payments and benefits in the event that the executive’s employment with us is terminated by us for any reason other than cause (as defined above for the CIC Plan), permanent disability or death:

•
a cash payment equal to the executive’s annual base salary in effect on the date of separation, payable in equal pro rata installments for a period of 12 months in the case of the CEO and nine months in the case of the other NEOs;

•	eligibility to continue medical and dental coverage as in effect at the date of termination for a period of 12 months in the case of the CEO and nine months in the case of the other NEOs; and

•	the cost of outplacement services up to $10,000 for a period of up to three months after the date of separation.
The severance payments and benefits under both Plans are subject to the executive’s execution of a release of claims and certain non-compete and non-solicitation covenants for a period of one year following termination.
The following table shows estimated payments and benefits that the NEOs (other than Messrs. Stubelis and Kahane) would receive upon the occurrence of a termination event subject to the Plans, assuming such event occurred on December 31, 2017. The amounts provided for Dr. Kahane represent what he would receive upon the occurrence of a termination event as provided in his employment agreement, as described below. All amounts set forth below are subject to carve-backs to the extent the amounts payable are not deductible by athenahealth due to Section 280G of the Internal Revenue Code.

Name	Involuntary Termination in Connection with a Change in Control other than for Cause, Permanent Disability or Death, or by the NEO for Good Reason($)(2)(3)	Involuntary Termination Other than for Cause, Permanent Disability, or Death ($)(1)	Change in Control (No Termination)($)
Jonathan Bush
Cash Severance	2,640,000	1,320,000	—
Value of Accelerated Unvested Equity (4)	14,133,231	—	—
Benefits Continuation	15,722	10,481	—
Outplacement Services (5)	10,000	10,000	—
Total	16,798,953	1,340,481
John A. Kane
Cash Severance	711,000	533,250	—
Value of Accelerated Unvested Equity (4)	373,576	—	—
Benefits Continuation (6)	—	—	—
Outplacement Services (5)	10,000	10,000	—
Total	1,094,576	543,250
Prakash Khot
Cash Severance	540,000	405,000	—
Value of Accelerated Unvested Equity (4)	3,846,586	—	—
Benefits Continuation	10,481	7,861	—
Outplacement Services (5)	10,000	10,000	—
Total	4,407,067	422,861
Stephen N. Kahane
Cash Severance	—	112,500	—
Value of Accelerated Unvested Equity (4)	249,450	—	—
Benefits Continuation	—	—	—
Outplacement Services (5)	—	—	—
Total	249,450	112,500
Dan Haley
Cash Severance	476,000	357,000	—
Value of Accelerated Unvested Equity (4)	2,804,749	—	—
Benefits Continuation	10,481	7,861	—
Outplacement Services (5)	10,000	10,000	—
Total	3,301,230	374,861
Jonathan Porter
Cash Severance	513,400	385,050	—
Value of Accelerated Unvested Equity (4)	2,666,255	—	—
Benefits Continuation	10,481	7,861	—
Outplacement Services (5)	10,000	10,000	—
Total	3,200,136	402,911

(1)
The multiple used for calculating the cash severance payment is x1 for Mr. Bush and x0.75 for the other NEOs listed in the table other than Dr. Kahane. The benefits continuation period (with an estimated monthly cost of $873.43) is 12 months for Mr. Bush and nine months for the other NEOs listed in the table other than Dr. Kahane. As described below, the multiple used for calculating Dr. Kahane's cash severance payment is x0.50.

(2)
The multiple used for calculating the cash severance payment is x2 for Mr. Bush and x1 for the other NEOs listed in the table. The benefits continuation period (with an estimated monthly cost of $873.43) is 18 months for Mr. Bush and twelve months for the other NEOs.

(3)	Applies to terminations relating to a change in control event occurring in the three months preceding or twelve months following such event.

(4)
Calculated by multiplying the number of shares subject to acceleration by $133.04, which is the closing market price of our common stock on December 29, 2017. For performance-based awards, the value included in this column was calculated using the target amount. For in-the-money stock options, represents the difference between the exercise price per share and $133.04 multiplied by the number of stock options that would vest upon acceleration.

(5)	Each covered person receives outplacement services for up to 3 months not in excess of $10,000. Represents the maximum compensation for outplacement services.

(6)	Mr. Kane did not elect benefits coverage in connection with his service as our Interim Chief Financial Officer.
Stephen N. Kahane, former Executive Vice President and President, Client Organization
On February 18, 2011, we entered into an employment agreement with Dr. Kahane. Under the terms of the employment agreement, if we terminate his employment without “cause” or if he resigns from his employment for

“good reason,” then Dr. Kahane is eligible to continue to receive his base salary bi-weekly at the then-current rate for six months following the termination of his employment. For purposes of the employment agreement, “cause” means his (1) act involving fraud, embezzlement, or misappropriation during his employment; (2) material default in the performance of any of his obligations to us; (3) adjudication as guilty by, or entry of a plea of guilty or no contest before, a court of competent jurisdiction in regard to a felony; (4) being found by a court to have engaged in one or more wrongful acts that individually, or in the aggregate, have a material adverse effect on us, our prospects, earnings, or financial condition; or (5) death or physical or mental incapacity; and “good reason” means (1) a material diminution by us to his base salary; (2) a materially adverse change by us in his authorities or responsibilities; or (3) a change of more than 50 miles in the principal location at which he provides services to us. As a condition to Dr. Kahane’s receipt of this severance, he must execute a separation agreement prepared by us containing a mutual release of claims, and mutual covenants of cooperation, confidentiality, and non-disparagement.
On October 19, 2017, we entered into an addendum to the employment agreement with Dr. Kahane. Under the terms of the addendum agreement, effective as of October 19, 2017, Dr. Kahane serves as Executive Director and, effective as of October 29, 2017, Dr. Kahane's annual base salary is $225,000. Additionally, the addendum provided that Dr. Kahane's eligibility to receive a bonus and equity award for 2017 will be calculated as follows: 83% eligibility based upon Executive Vice President multiple (representing 10 months of the year) and 17% based on the Executive Director multiple (representing 2 months of the year). For 2018 and beyond, Dr. Kahane's eligibility to receive a bonus and equity award will be based on the Executive Director multiple.
Karl Stubelis, former Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
On May 19, 2016, we entered into an employment agreement with Mr. Stubelis, which became effective on May 31, 2016. Under the terms of the employment agreement, if we terminated his employment without “cause” or if he resigned from his employment for “good reason,” then Mr. Stubelis was eligible to continue to receive his base salary bi-weekly at the then-current rate for six months following the termination of his employment. For purposes of the employment agreement, “cause” means his (1) substantial failure to perform (other than by reason of disability), or substantial negligence in the performance of, his duties and responsibilities to us or any of our affiliates; (2) material breach of the employment agreement or any other agreement between Mr. Stubelis and us or any of our affiliates; (3) commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (4) other conduct that is or could reasonably be expected to be harmful to our business interests or our reputation; and “good reason” means (1) a material diminution by us in his duties, authorities, and/or responsibilities; (2) a change of more than 50 miles in the principal location at which he provides services to us; (3) a material reduction by us to his base salary, unless such reductions are made across the board and apply to similarly situated executives; or (4) a material breach by us of our obligations under his employment agreement. As a condition to Mr. Stubelis’s receipt of this severance, he was obligated under the employment agreement to execute a separation agreement prepared by us containing a general release of claims and other customary terms in the form provided to him by us at the time his employment was terminated.
In addition, Mr. Stubelis’s employment agreement provided that if we terminate his employment without “cause” or he resigned from his employment for “good reason” during the first four years of his employment as Chief Financial Officer, then the vesting of the RSU award granted to Mr. Stubelis in connection with his promotion would accelerate through the first vesting date that next follows termination of employment.
On July 10, 2017, we entered into a separation agreement with Mr. Stubelis, which provides the terms concerning his separation from employment with us as of July 21, 2017 and superseded his prior employment agreement. The separation agreement provides, among other matters, the following termination benefits: (i) salary continuation for a period of 12 months following the separation date of July 21, 2017, which amounted to $379,500, and (ii) the continued vesting of certain RSU awards previously granted to Mr. Stubelis through their next vesting date as though Mr. Stubelis had been employed by us through the upcoming vesting dates, which included an aggregate of 4,500 RSUs. Mr. Stubelis also has acknowledged that he continues to be bound by his obligations under his employment agreement that survive the termination of his employment. Under the separation agreement, Mr. Stubelis also agreed to a non-disparagement, as well as a general release of claims.

CEO Pay Ratio
The following table shows the ratio of our CEO’s 2017 annual total compensation to the median 2017 annual total compensation of our other employees.

CEO 2017 Annual Total Compensation	Median Employee 2017 Annual Total Compensation	2017 Ratio of CEO Pay to Median Employee Pay
$8,525,466	$79,145	108 : 1
To identify our median employee, we reviewed the 2017 pay of all our employees, other than the CEO, located in the United States and India, as of December 31, 2017. Independent contractors and other individuals who provide services to athenahealth but whose compensation is determined by an unaffiliated third party were excluded from our determination of the median employee. All employees from companies that we acquired as of December 31, 2017 were included in our review.
We identified our median employee based upon 2017 annual compensation, using annual base salary and bonus/commissions paid. We calculated the annual total compensation of our median employee in the same way we calculate our NEOs’ annual total compensation as reflected in "Summary Compensation" above. The total compensation of our median employee was determined by taking the sum of all of this employee’s compensation measures that are consistently applied to all employees, which includes base salary or wages plus overtime pay, as applicable, bonus paid, fair value of equity awards granted, and employer contributions to 401(k). Personal benefits worth less than an aggregate $10,000 per employee and benefits under non-discriminatory plans, other than the 401(k) plan, were excluded. We did not make any cost of living adjustments. We also did not make any other adjustments, assumptions or estimates with respect to annual total compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2017.
Director Compensation
Non-Employee Director 2017 Compensation
During fiscal year 2017, our non-employee director cash and equity compensation consisted of the following:
2017 Cash Compensation

Annual Cash Retainers*	Amount
Director	$60,000
Lead Director	$20,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$12,500
Special Per Meeting Fees**	Amount
Special Committee of the Board	$2,000/mtg
Irregular or unscheduled Board or Committee Meeting***	$2,000/mtg
_______________________
* All cash compensation is payable quarterly, in arrears, and shall be pro-rated for any partial period.
** Reflects per meeting fee for in-person meetings. For telephonic meetings, the fee is $1,000 per meeting.
*** To be paid at the discretion of the Nominating and Corporate Governance Committee Chair.
2017 Equity Compensation
During fiscal year 2017, each non-employee director received an annual RSU award having a value of $225,000. The number of shares subject to the RSU award is calculated by dividing $225,000 by the average closing price per share of our common stock as listed on NASDAQ during the last 30 trading days preceding and including the date of grant. The RSU award is granted on the first business day of March and will vest in full on the first anniversary of the grant date, subject to continued service on the Board. Awards for new directors are pro-rated for partial year service and granted on the first business day of the month following the later of the initial date of service or the date on which such grant is approved. The value of the RSU award is reviewed annually by the nominating and corporate governance committee and is subject to change.

Non-Employee Director 2018 Compensation
The Board of Directors adopted a new director compensation plan, effective as of January 1, 2018, and further amended on February 7, 2018, which applies to our non-employee directors and reflects our new Board governance structure.
2018 Cash Compensation
Our non-employee director cash compensation for fiscal year 2018 consists of the following:

Annual Cash Retainers*	Amount
Director	$60,000
Chairman	$50,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$12,500
Special Per Meeting Fees**	Amount
Special Committee of the Board	$2,000/mtg
Irregular or unscheduled Board or Committee Meeting***	$2,000/mtg
__________________________________
* All cash compensation is payable quarterly, in arrears, and shall be pro-rated for any partial period.
** Reflects per meeting fee for in-person meetings. For telephonic meetings, the fee is $1,000 per meeting.
*** To be paid at the discretion of the Nominating and Corporate Governance Committee Chair.
2018 Equity Compensation
As part of the new director compensation plan, for 2018, the number of shares subject to the RSU award will be calculated by dividing $281,250 by the average closing price per share of our common stock as listed on the NASDAQ during the last 30 trading days preceding and including the date of the grant, which shall be the date of our 2018 annual meeting of shareholders rather than the first business day of March as has been our past practice.

Equity Compensation - Annual Equity Award	Amount
Award Value
Director	$281,250(1)

(1)
Note that the amount of the Equity Award is typically $225,000, but was increased for 2018 to $281,250 to reflect the three-month delay in the timing of the Equity Award from March 1st to the date of the 2018 annual meeting of stockholders, which is expected to occur in June (calculated as follows: $225,000 divided by 12 months multiplied by 15 months = $281,250).

During 2017, in accordance with the 2017 director compensation plan, the Board of Directors approved the following RSU awards for the non-employee directors:

Director	RSUs(1)
Amy Abernethy	1,896
Brandon Hull	1,896
Dev Ittycheria	1,896
John A. Kane	1,896
Jacqueline B. Kosecoff	1,896
Brian McKeon (2)	790
Ed Park	1,896
David E. Robinson	1,896
Thomas J. Szkutak	1,896

(1)	The RSU awards were granted on March 1, 2017. All RSU awards fully vested on March 1, 2018.

(2)	Mr. McKeon joined the Board of Directors on September 1, 2017. He received a pro-rated award of 790 RSUs on September 1, 2017.
In addition to the cash and equity compensation described above, we reimburse each non-employee director for reasonable travel and other expenses, including those related to director education, in connection with attending meetings of the Board of Directors or committees thereof.

The following table sets forth information concerning the compensation of each non-employee director during the fiscal year ended December 31, 2017.
Director Compensation Table — 2017

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Amy Abernethy	76,000	222,249	298,249
Brandon Hull	99,000	222,249	321,249
Dev Ittycheria	85,500	222,249	307,749
John A. Kane (3)	54,565	222,249	276,814
Jacqueline B. Kosecoff	91,000	222,249	313,249
Brian McKeon (4)	23,891	111,485	135,376
Ed Park	75,000	222,249	297,249
David E. Robinson	79,000	222,249	301,249
Thomas J. Szkutak	87,913	222,249	310,162

(1)	Represents fees paid in cash in 2017.

(2)
The amounts in this column represent the grant date fair value computed in accordance with ASC Topic 718. The assumptions used to calculate these amounts are set forth in Notes 1 and 10 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2017. The aggregate number of stock and option awards outstanding on December 31, 2017, for the non-employee directors, are as follows:

Name	Stock Awards (#)	Option Awards (#)
Amy Abernethy	1,896	—
Brandon Hull	1,896	15,565
Dev Ittycheria	1,896	—
John A. Kane	1,896	10,080
Jacqueline B. Kosecoff	1,896	—
Brian McKeon	790	—
Ed Park	1,896	—
David E. Robinson	1,896	10,000
Thomas J. Szkutak	1,896	—

(3)
Includes only compensation earned by Mr. Kane in his capacity as a non-employee director and does not reflect cash or equity compensation received by Mr. Kane for services provided as our Interim Chief Financial Officer.

(4)	Mr. McKeon joined the Board of Directors on September 1, 2017.

Equity Compensation Plan Information
The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)		Weighted-Average Remaining Contractual Life in Years
Equity compensation plans approved by security holders	2,099,855	(1)	$88.86	(2)	1,968,529	(3)	4.4
Equity compensation plans not approved by security holders (4)	219,351	(5)	101.02	(2)	342,530		2.2
Total	2,319,206		$89.08		2,311,059		4.4

(1)	Includes 1,046,299 shares issuable upon the exercise of outstanding stock options and 1,053,556 shares subject to PSU and RSU awards granted under the 2007 Stock Option and Incentive Plan.

(2)	The weighted-average exercise price does not take into account the shares subject to PSU and RSU awards, which have no exercise price.

(3)
Includes 1,923,582 shares available for issuance pursuant to equity awards that could be granted in the future under the 2007 Stock Option and Incentive Plan and 44,947 shares available for issuance pursuant to equity awards that could be granted in the future under the 2007 Employee Stock Purchase Plan.

(4)
Consists of the Epocrates, Inc. 2010 Equity Incentive Plan, which we refer to as the Epocrates Plan, which was assumed in connection with our acquisition of Epocrates in March of 2013. The Epocrates Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, which we refer to as stock awards. Additionally, the Epocrates Plan provides for the grant of performance-based cash awards. Only employees, consultants, or directors hired after the closing of the Epocrates acquisition, or any individual who was previously employed by Epocrates, are eligible to receive stock awards under the Epocrates Plan. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the Epocrates Plan, including determining recipients, dates of grant, strike price, or purchase price of awards granted and the types of consideration to be paid for the award. In the event of certain specified significant transactions, the surviving or acquiring corporation may assume, continue, or substitute similar stock awards for the outstanding stock awards granted under the Epocrates Plan. If the surviving or acquiring entity elects not to assume, continue, or substitute such stock awards, then the stock awards will become fully vested.

(5)	Includes 19,233 shares issuable upon the exercise of outstanding stock options and 200,118 shares subject to RSUs granted under the Epocrates Plan.

OVERVIEW OF PROPOSALS
This Proxy Statement contains four proposals requiring shareholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Deloitte & Touche LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2018. Proposal 3 requests approval of the Amended and Restated 2007 Employee Stock Purchase Plan. Proposal 4 requests an advisory vote on the compensation of our NEOs. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of shareholders for a term of three years. Vacancies on the Board of Directors are filled by the affirmative vote of a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.
The terms of the Class II directors are scheduled to expire at the upcoming Annual Meeting. David E. Robinson, who currently serves as a Class II director, has informed the Company that he will be retiring on June 6, 2018. The size of the Board of Directors will be reduced from eleven to ten directors effective as of June 6, 2018. Based on the recommendation of the nominating and corporate governance committee, the Board of Directors’ nominees for election by shareholders are Jacqueline B. Kosecoff and Thomas J. Szkutak, both of whom are currently Class II members. If elected, each nominee will serve as a director until the annual meeting of shareholders in 2021 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.
It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the nominees for election as Class II directors to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.
Nominees for Class II Directors
The names of the nominees for Class II directors and certain information about each are set forth below.

Name	Positions and Offices Held with athenahealth	Director Since	Age
Jacqueline B. Kosecoff	Director	2012	68
Thomas J. Szkutak	Director	2016	57
Directors Not Standing for Election
The names of and certain information about the members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

Name	Positions and Offices Held with athenahealth	Director Since	Class and Year in Which Term Will Expire	Age
Amy Abernethy	Director	2013	Class I - 2020	49
Jonathan Bush	Chief Executive Officer, President and Director	1997	Class I - 2020	49
Brandon Hull	Director	1999	Class I - 2020	57
Jeffrey R. Immelt	Chairman of the Board of Directors	2018	Class I - 2020	62
Dev Ittycheria	Director	2010	Class III - 2019	51
John A. Kane	Director	2007	Class III - 2019	65
Ed Park	Director	2017	Class III - 2019	43
Brian McKeon	Director	2017	Class III - 2019	56
David E. Robinson	Director (retiring on June 6, 2018)	2010	Class II - 2018	74
Vote Required and Board of Directors’ Recommendation
Our Bylaws provide that, in uncontested elections of directors (as is the case for this Annual Meeting), each nominee must receive a majority of votes cast to be elected, which means the nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. An abstention does not count as a vote cast. A broker holding shares in street name does not have discretionary voting power with respect to the election of directors and may not vote shares unless the broker receives voting instructions from the beneficial owner. Accordingly, a broker non-vote is not counted for voting purposes with respect to, and has no effect on, the election of directors. If you do not provide instructions for this proposal, the persons named in the accompanying proxy card will vote each proxy “for” the election of each of the director nominees.

Previously, director nominees were elected by a plurality of the vote, but in March 2017, the Board of Directors amended our Bylaws to provide for majority voting.
In an uncontested election such as this, if any incumbent director nominated for re-election does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, such director must promptly tender his or her irrevocable resignation to the Board of Directors. The nominating and corporate governance committee will make a recommendation to the Board of Directors on whether to accept or reject such tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 calendar days from the date of the certification of the election results. Full details of our majority voting policy and resignation procedures are set forth in our Bylaws.
Our Board of Directors recommends that our shareholders vote FOR the election of each of the nominees for Class II director listed above.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee is directly responsible for the appointment, evaluation, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The members of the audit committee and the Board of Directors currently believe that the retention of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ended December 31, 2018 is in our and our investors' best interests. Accordingly, the Board of Directors recommends that shareholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our shareholders’ best interests.
Deloitte & Touche LLP has been retained as our independent registered public accounting firm since 2003. In order to assure continuing auditor independence, the audit committee oversees the regular rotation of our lead engagement partner at Deloitte & Touche LLP and also periodically considers whether there should be a rotation of the independent registered public accounting firm. We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.
Deloitte & Touche LLP Fees
The audit committee is responsible for the audit fee negotiations associated with its retention of Deloitte & Touche LLP. The following table sets forth fees billed for professional audit services and other services rendered to us by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2017 and 2016.

	Fiscal 2017	Fiscal 2016
Audit Fees	$1,880,022	$2,036,895
Audit-Related Fees	—	—
Tax Fees	473,822	434,055
All Other Fees	—	22,050
Total	$2,353,844	$2,493,000
Audit Fees. Audit fees consisted of audit work performed in connection with the audit of our annual financial statements and internal controls, the review of our interim financial statements, as well as work generally only the independent auditor can reasonably be expected to provide.
Audit-Related Fees. There were no audit-related fees for fiscal years 2017 or 2016.
Tax Fees. Tax fees consisted principally of assistance with matters related to tax compliance, advice, and planning.
All Other Fees. All other fees for fiscal 2016 consisted of a subscription to “Bersin by Deloitte,” a research and advisory membership program. There were no all other fees for fiscal 2017.
Pre-Approval of Audit and Permissible Non-Audit Services
SEC rules permit the audit committee to pre-approve services by establishing policies and procedures for audit and permissible non-audit services, provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not result in the delegation of the audit committee’s responsibilities to management. Accordingly, our audit committee has an Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, which we refer to as the Policy, that sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. Unless a type of service has been pre-approved pursuant to the Policy, it must be separately pre-approved by the audit committee before it may be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts also require separate pre-approval by the audit committee.
The Policy describes in detail the audit, audit-related, tax, and all other permissible services that have the pre-approval of the audit committee. The Policy is designed to allow the audit committee to make a well-reasoned assessment of the impact of the services for which pre-approval is being sought on the auditor’s independence. The term of any pre-approval under the Policy is 12 months from the date of pre-approval, unless the audit committee considers a different period and specifically states otherwise. The audit committee will periodically revise the list of services pre-approved pursuant to the Policy, based on subsequent determinations. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
As provided in SEC rules, the audit committee may delegate pre-approval authority to one or more of its independent members. If time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the chairperson of the audit committee has the authority to grant such pre-approval, provided that the chairperson is independent, and, in accordance with the Policy, will report such a pre-approval decision to the audit committee at the next scheduled meeting.
All Deloitte & Touche LLP services and fees in fiscal year 2017 and fiscal year 2016 were pre-approved by the audit committee, including the fees for the 2017 year-end audit.
Vote Required and Board of Directors’ Recommendation
The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will have no effect on this proposal.
Our Board of Directors recommends that our shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Audit Committee Report
The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, evaluation, compensation, retention, and oversight of our independent registered public accounting firm, Deloitte & Touche LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any permissible non-audit services that may be performed by Deloitte & Touche LLP; overseeing our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.
The audit committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Deloitte & Touche LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. The audit committee’s main responsibility is to monitor and oversee this process.
The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with management. The audit committee discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended, as adopted by the PCAOB in Rule 3200T, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from the independent accountant prescribed by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
The audit committee considered any fees paid to Deloitte & Touche LLP for the provision of permissible non-audit related services and does not believe that these fees compromise Deloitte & Touche LLP’s independence in performing the audit.
Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
THE AUDIT COMMITTEE
Thomas J. Szkutak (Chair)
Brandon Hull
Brian McKeon
David E. Robinson

The information contained in this report shall not be deemed to be soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

PROPOSAL 3
APPROVAL OF AMENDMENT AND RESTATEMENT OF 2007 EMPLOYEE STOCK PURCHASE PLAN
Overview
We are asking shareholders to approve the amendment and restatement of our 2007 Employee Stock Purchase Plan, or ESPP, to increase the number of shares of our common stock available for issuance by 250,000 shares.
The current ESPP authorizes the issuance of an aggregate 500,000 shares of our common stock. As of April 2, 2018, we had issued and our employees had purchased 486,332 of the 500,000 shares currently authorized under the ESPP. Our Board of Directors believes that the remaining number of shares currently available for issuance under the ESPP is insufficient to continue providing our employees with the opportunity to conveniently acquire our common stock under the ESPP. Therefore, on April 9, 2018, the Compensation Committee of the Board of Directors approved the proposed amended and restated ESPP, which reserves an additional number of shares of common stock for issuance under the ESPP such that 263,668 shares of our common stock will remain available for issuance under the ESPP, subject to approval of the ESPP by our shareholders. Based on past participation rates, we believe that the additional authorized shares will be sufficient for purchases under the ESPP for approximately four offering periods through April 2020.
Assuming approval of this proposal, we plan to register the additional shares on Form S-8 under the Securities Act of 1933, as amended.
If approved by our shareholders at the Annual Meeting, the amended and restated ESPP will become effective June 6, 2018.
Summary of Material Terms of ESPP, as Amended and Restated
The ESPP was initially adopted by our Board of Directors and approved by our shareholders in 2007. The material provisions of the proposed ESPP, as amended and restated, or the Amended ESPP, are summarized below. The actual text of the Amended ESPP is attached to this Proxy Statement as Appendix A. This description of the Amended ESPP is only a summary of its material terms and is qualified by reference to the actual text as set forth in Appendix A.
Purpose
The purpose of the ESPP is to provide our eligible employees with the opportunity to purchase shares of our common stock through payroll deductions. We believe that ownership of our common stock gives employees a vested interest in our success and aligns their interests with those of our other shareholders. The Amended ESPP is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
Share Reserve
Under the current ESPP, the aggregate number of shares of our common stock authorized for purchase is 500,000 shares. Because, as of April 2, 2018, 486,332 of these shares have already been issued under the ESPP, only 13,668 shares remain available for future purchases unless shareholder approval of the increase in the number of shares of common stock is obtained.
Under the Amended ESPP the total number of shares of common stock available for issuance will be 263,668 shares, subject to adjustment as set forth in “Corporate Events” below. The 263,668 shares available for issuance under the Amended ESPP, if approved, will represent approximately 0.65% of the issued and outstanding shares of our common stock as of the Record Date.
Offerings and Options
Shares of common stock are offered under the ESPP through a series of offerings, each lasting no longer than six months. Unless otherwise determined by the ESPP’s administrator, the offerings begin on the first business day of April and October and end on the last business day of September and March, respectively. On the first day of each offering, each eligible employee who has elected to participate in such offering is granted an option to purchase shares of our common stock on the last day of the offering.

Eligibility
Each of our employees, including our directors who are employees and the employees of our designated subsidiaries, who is customarily employed more than 20 hours a week as of the first day of an offering is eligible to participate in such offering under the ESPP.
However, an employee may not be granted an option to participate in an offering under the ESPP if the grant of such option would cause the employee to be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of our stock of any of our subsidiaries.
As of April 2, 2018, the first day of the current offering period, approximately 5,013 employees were eligible to participate in the ESPP, of whom approximately 20.4% were participating.
Enrollment and Contributions
Participation in the ESPP is voluntary. Each eligible employee may electronically enroll in an offering within a specified deadline established by management prior to such offering and determine the extent to which he or she will participate in the offering.
A participant may authorize payroll deductions of at least 1% but no greater than 10% of his or her base pay for each pay period. We maintain book accounts showing the amount of payroll deductions may be each participant for each offering. No interest accrues or is paid on payroll deductions. Except as may be determined by the ESPP’s administrator in advance of an offering, a participant may not increase or decrease his or her payroll deduction during an offering, but may increase or decrease his or her payroll deduction with respect to the next offering.
Purchase of Shares
On the last day of an offering, all accumulated payroll deductions collected from a participant are applied to the purchase of whole shares of our common stock. Any amount remaining in a participant’s account at the end of the offering solely by reason of the inability to purchase a fractional share will be carried forward to the next offering; any other balance remaining in a participant’s account at the end of an offering will be refunded to the participant promptly.
No participant may purchase more than 12,500 shares of common stock in any one offering, and no participant may make a payroll deduction of more than $12,500 in any one offering. In addition, no participant may be granted an option under the ESPP that, together with purchase rights under any other “employee stock purchase plan” of athenahealth or our subsidiaries, accrues at a rate exceeding $25,000 of the fair market value of our common stock (determined on the option grant date or dates) for each calendar year during which the option is outstanding.
The purchase price for each share of common stock purchased under the ESPP will be the lesser of 85% of the price of a share of common stock on the first day of the offering period and 85% of the price of a share of common stock on the last trading day of the offering period.
On April 11, 2018, the closing price of our common stock was $143.37 per share.
Cessation of Active Participation
Participants may not alter the rate of payroll deductions during an offering, but may withdraw from participation in the ESPP up to 30 days before the end of the offering. If a participant withdraws from an offering, we will promptly refund his or her entire account balance at the next regularly scheduled pay period (after payment for any common stock purchased before the effective date of withdrawal). A participant who has previously withdrawn from an offering may not participate in the remainder of such offering but may enroll in a subsequent offering in accordance with the terms of the ESPP.
If a participant’s employment is terminated for any reason, including death, before the last day of an offering, no additional payroll deductions will be taken and the balance of the participant’s account will be paid to him or her (or in the event of the participant’s death, to his or her designated beneficiary) at the next regularly scheduled pay period.
Administration
The ESPP is administered by a person or persons appointed by our Board and is currently administered by our compensation committee. The ESPP’s administrator has the authority at any time to adopt, alter and repeal the rules, guidelines and practices for the administration of the ESPP and for its owns actions and proceedings as it deems advisable, interpret the terms and provisions of the ESPP, make all determinations it deems advisable for the administration of the ESPP, decide all disputes arising in connection with the ESPP and otherwise supervise the administration of the ESPP. All interpretations and decisions of the administrator are binding on all persons, including athenahealth and the participants.
Amendment and Termination
The Board of Directors may amend at any time the ESPP in any respect. However, shareholder approval is required within 12 months of any amendment increasing the number of shares approved for issuance under the ESPP or any other change that would require shareholder approval in order for the ESPP to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
The ESPP may be terminated at any time by the Board of Directors. Upon termination of the Plan, all amounts in the accounts of participants will be promptly refunded.
Corporate Events
In the event of a stock split, payment of a dividend in common stock or any other change affecting our common stock, the number of shares approved for issuance under the ESPP and the share limitations set forth under “Purchase of Shares” above will be adjusted equitably and proportionately to give effect to such event.
New Plan Benefits
No options to purchase shares have been granted, and no shares have been issued, on the basis of the share increase which is the subject of this proposal. Because benefits under the Amended ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended ESPP is approved by shareholders. Non-employee directors are not eligible to participate in the Amended ESPP.
U.S. Federal Income Tax Consequences
The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant upon either the grant or the exercise of an option to purchase shares during an offering period. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or unless the participant dies while still owning the purchased shares.
The tax consequences to a participant of a disposition of shares vary depending on the period the stock is held before its disposition. If a participant disposes of shares within two years after the first day of the offering period or within one year after the date on which the shares are acquired, or a disqualifying disposition, the participant will recognize ordinary income in the year of disposition in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeded the purchase price paid for the shares and we will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.
If the participant disposes of the shares at least two years after the option grant date and at least one year after the date on which the shares are acquired, the participant will recognize ordinary income in the year of disposition in an amount equal to the lesser of:
(i) the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares; and
(ii) the difference between the fair market value of the shares on the option grant date and the purchase price of the shares (determined by applying any discounted purchase price as if the option were exercised on the grant date).
Any additional gain recognized by the participant on the disposition of the shares is a capital gain. We will not be entitled to an income tax deduction with respect to such sale or disposition.
If the participant still owns the shares at the time of his or her death, the lesser of the following amounts is recognized as ordinary income in the year of the participant’s death:

(x) the difference between the fair market value of the shares on the date of death and the purchase price paid for the shares; and
(y) the difference between the fair market value of the shares on the grant date and the purchase price of the shares (determined as if the option were exercised on the grant date).
The Board of Directors recommends that our shareholders vote FOR the amendment and restatement of our 2007 Employee Stock Purchase Plan.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are requesting shareholder approval of the 2017 compensation of our named executive officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion. We encourage you to read the Compensation Discussion and Analysis, which describes our executive compensation program in detail. Highlights of our executive compensation program include:

•	Competitive and Market-Based — We use market data to set competitive but market-reasonable compensation for our executive officers.

•
Pay for Performance — We use scorecards with pre-established financial and operational metrics for cash bonuses. Our scorecards serve as report cards for our performance for each year and they measure key performance indicators required for long-term success.

•	Balanced Compensation — Cash and equity awards are carefully balanced to establish appropriate incentives to drive short- and long-term performance, as well as employee retention.

•
Alignment with shareholders — Metrics and targets used to set compensation focus on financial and operational performance crucial to growth and designed to align the interests of our executive officers and shareholders.

•
Continual Improvement — Our compensation plans are reviewed and revised annually based on market surveys and the plans’ demonstrated effectiveness. We continue to adopt compensation governance practices that are in alignment with market best practice to better manage and mitigate executive compensation risk.

Vote Required and Board of Directors’ Recommendation
This vote is advisory and will not be binding on the Board of Directors. However, our Board of Directors values input from shareholders on our executive compensation program, and our compensation committee will consider the outcome of the vote when making future executive compensation decisions.
The approval of Proposal 4 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will have no effect on this proposal.

The Board of Directors recommends that our shareholders vote FOR the 2017 compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures.

HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2017, as applicable, is being delivered to multiple shareholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 311 Arsenal Street, Watertown, MA 02472, Attention: Secretary or call us at (617) 402-1000. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.
DIRECTIONS

From the Massachusetts Turnpike going West:

•	Take the Turnpike to Exit 17 and follow the signs towards “Watertown” (that is, stay in one of the two right lanes). This is Galen Street.

•	Follow Galen Street until you come to a five-way intersection (immediately after crossing the Charles River) and take a sharp right onto Charles River Road.

•
At the next traffic light, cross North Beacon St. and enter the Arsenal on the Charles campus. The annual meeting will be held at 311 Arsenal Street, which is the large brick building straight ahead as you enter the campus. You can park in either of our parking structures on our campus or in our parking lot in one of the parking spaces designated for visitors only.

From the Massachusetts Turnpike going East:

•	Take the Turnpike to Exit 17 (Newton/Watertown). At the top of the ramp, go straight but get in the second lane from the left.

•
Turn LEFT back over the Mass Pike and immediately get in one of the two rightmost lanes. Be careful in merging to the right, as traffic in those lanes can be heavy. Once in one of the right lanes, continue straight toward Galen Street (to Watertown Square).

•	Follow Galen Street until you come to a five-way intersection (immediately after crossing the Charles River) and take a sharp right onto Charles River Road.

•
At the next traffic light, cross North Beacon St. and enter the Arsenal on the Charles campus. 311 Arsenal Street is the large brick building straight ahead as you enter the campus. You can park in either of our parking structures on our campus or in our parking lot in one of the parking spaces designated for visitors only.

APPENDIX A
ATHENAHEALTH, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED & RESTATED
The purpose of the 2007 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of athenahealth, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). 750,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, subject to adjustment as set forth in Section 17 below. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.
1.Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on March 1, 2008 and will end on the following August 31, 2008 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each April 1 and October 1 and will end on the last business day occurring on or before the following September 30 and March 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.
3.Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the

Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.Participation.
(a)An eligible employee who is not a Participant on any Offering Date may participate in such Offering by enrolling electronically through the Company’s equity administration system within the specified deadline as established by the Company’s management before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(b)The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
(c)Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 10 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.
6.Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
7.Withdrawal. A Participant may withdraw from participation in the Plan, up to 30 days before the end of the Offering, by withdrawing electronically through the Company’s equity administration system. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her at the next regularly scheduled Company pay period (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lesser of 85 percent of the Fair Market Value of the Common Stock on (i) the first day of the Offering or (ii) the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering;

provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be the lesser of 85 percent of the Fair Market Value of the Common Stock on the first day of the Offering or on the Exercise Date.
Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted. The maximum number of shares that may be purchased by any Participant is 1,250 shares in any Offering, and no Participant may make a payroll deduction of more than $12,500 in any Offering.
9.Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.
10.Issuance of Shares; Limitation on Sale. Certificates or book entry designations representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose. Unless the Administrator provides otherwise, a Participant may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of any shares of Common Stock acquired on the Exercise Date at the end of an Offering until the one-year anniversary of such Exercise Date, and the Certificates or book entry designations representing shares of Common Stock purchased under the Plan may bear a legend to that effect.
11.Definitions.
The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, including overtime, commissions, incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.
The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Select Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other approved leave or any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13.Special Rules. Notwithstanding anything herein to the contrary, the Administrator may authorize one or more Offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but with the requirements of the foreign jurisdictions in which those Offerings are conducted. Such offerings shall be separate from any Offerings designed to comply with the requirements of Section 423 of the Code but may be conducted concurrently with those Offerings. In no event, however, shall the terms and conditions of any Offering contravene the express limitations and restrictions of the Plan, and to the extent required by Section 423 of the Code, the Participants in each separate Offering shall have equal rights and privileges under that Offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder. Such Offerings may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable.
14.Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.
15.Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.Adjustment in Case of Changes Affecting Common Stock. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, reincorporation, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the kind and number of shares approved for the Plan, the share limitation set forth in Section 8 and the kind and number shares and the Option Price per share in effect under each outstanding Option shall be equitably adjusted to give proper effect to such event to prevent the dilution or enlargement of benefits thereunder..
18.Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
21.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.
22.Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the State of the Commonwealth of Massachusetts.
23.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24.Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.
25.Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

26.Effective Date and Approval of Shareholders. In 2007, the Plan was initially adopted by the Board and the stockholders of the Company. The Plan was amended and restated on April 9, 2018 to increase the number of authorized shares thereunder, subject to approval of the Company’s stockholders, and to make certain administrative changes. The effective date of the amended and restated Plan shall be _____________, subject to approval of the Company’s stockholders.

ATHENAHEALTH, INC.
311 ARSENAL STREET
WATERTOWN, MA 02472

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ATHENAHEALTH, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:

	For	Against	Abstain
1a. Jacqueline B. Kosecoff	☐	☐	☐
1b. Thomas J. Szkutak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: The proxies will act on other business as may properly come before the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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E44594-P07379

athenahealth, Inc.
Annual Meeting of Shareholders
June 6, 2018 5:00 PM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jessica H. Collins and Marc A. Levine as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of athenahealth, Inc. held of record by the undersigned on April 11, 2018, at the Annual Meeting of Shareholders to be held at our headquarters located at 311 Arsenal Street, Watertown, MA 02472, on June 6, 2018, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side